Exhibit 10.1

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AGREEMENT OF LEASE

Between

CRP/CAPSTONE 14W PROPERTY OWNER, L.L.C.

                               Landlord,

and

ENERNOC, INC.,

                               Tenant,

Dated: September 9, 2008

PREMISES:

Unit 6A

14 Wall Street

New York, New York

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SCHEDULES

A                                                Floor Plan

B                                                  Rules and Regulations

C                                                  Landlord’s Rules and Regulations for Alterations

D                                                 Landlord Work and Tenant Work

AGREEMENT OF LEASE, made as of this 9th day of September, 2008, CRP/CAPSTONE 14W PROPERTY OWNER, L.L.C., a Delaware limited liability company, having an office c/o CB Richard Ellis, Inc., 14 Wall Street, 5th Floor, New York, New York 10005 (hereinafter referred to as “Landlord”) and ENERNOC, INC., a Delaware corporation having an office at 75 Federal Street, Suite 300, Boston, Massachusetts 02110 (hereinafter referred to as “Tenant”).

W I T N E S S E T H:

Landlord hereby leases and Tenant hereby hires from Landlord, in the building (hereinafter referred to as the “Building”) known as 14 Wall Street, New York, New York, the following space:  Unit 6A, being a portion of the rentable space on the sixth (6th) floor, shown as the cross-hatched area identified as the “Demised Premises” on the plan annexed hereto as Schedule A (which space is hereinafter referred to as “the demised premises”), which shall commence upon the execution of this Lease by Landlord and Tenant (“Lease Execution”) subject to postponement as provided in Section 42.07 (such date on which the term of the Lease commences is hereinafter referred to as the “Commencement Date”), and which shall end on December 31, 2011 (such date on which the term of the Lease expires is hereinafter referred to as the “Expiration Date”) or until such term shall sooner cease and terminate as hereinafter provided. Landlord acknowledges and agrees that Tenant shall have the right and option to occupy the demised premises upon the Lease Execution. During the term Tenant shall have use of, and access to, the Premises, 24 hours per day, seven days per week, 365 days per year, subject to the terms of this Lease.

The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, trustees, successors and assigns, hereby covenant as follows:

ARTICLE 1

RENT

1.01                           Tenant shall pay to Landlord fixed annual rent (hereinafter referred to as “fixed annual rent”) at the rate in listed in the schedule below (subject to adjustment as provided in Section 42.07 below):

	Per Annum:	Per Month:
Lease Execution - August 31, 2009	$283,929.00	$23,660.75
September 1, 2009 - August 31, 2010	$299,049.87	$24,920.82
September 1, 2010 - December 31, 2011	$314,426.28	$26,202.19

Tenant agrees to pay the fixed annual rent in lawful money of the United States of America, in equal monthly installments in advance on the first day of each calendar month during said term, at the office of Landlord or such other place in the United States of America as Landlord may designate, without any setoff or deduction whatsoever, except such deduction as may be occasioned by the occurrence of any event permitting or requiring a deduction from or abatement of rent as specifically set forth in Articles 10 and 14 hereof. Should the obligation to pay fixed annual rent commence on any day other than on the first day of a month, then the fixed annual rent for such month shall be prorated on a per diem basis.

The first month’s installment of fixed annual rent due under this Lease shall be paid by Tenant upon the execution of this Lease.

The first three months of fixed annual rent shall be fully abated. If Lease Execution occurs mid-month, Tenant shall pay a pro-rated payment of fixed annual rent due when the then next month’s payment of fixed annual rent is due.

1.02                           Tenant shall pay the fixed annual rent and additional rent as above and as hereinafter provided, by good and sufficient check (subject to collection). All sums other than fixed annual rent payable by Tenant hereunder shall be deemed additional rent (for default in the payment of which Landlord shall have the same remedies as for a default in the payment of fixed annual rent), and shall be payable on demand, unless other payment dates are hereinafter provided.

1.03                           If Tenant shall fail to pay when due any installment of fixed annual rent or any payment of additional rent for a period of 5 days after such installment or payment shall have become due, (i) Tenant shall pay to Landlord a late payment charge of four (4%) percent of the amount and (ii) Tenant shall pay interest thereon at the Interest Rate (as such term is defined in Article 22 hereof), from the date when such installment or payment shall have become due to the date of the payment thereof. Such late payment charges and interest shall be deemed additional rent.

1.04                           If any of the fixed annual rent or additional rent payable under the terms and provisions of this Lease shall be or become uncollectible, reduced or required to be refunded because of any Legal Requirement (as such term is defined in Article 22 hereof), Tenant shall enter into such agreement(s) and take such other steps (without additional expense to Tenant) as Landlord may request and as may be legally permissible to permit Landlord to collect the maximum rents which from time to time during the continuance of such legal rent restriction may be legally permissible (and not in excess of the amounts reserved therefor under this Lease). Upon the termination of such legal rent restriction, (a) the rents shall become and thereafter be payable in accordance with the amounts reserved herein for the periods following such termination and (b) Tenant shall pay to Landlord, to the maximum extent legally permissible, an amount equal to (i) the rents which would have been paid pursuant to this Lease but for such legal rent restriction less (ii) the rents paid by Tenant during the period such legal rent restriction was in effect.

ARTICLE 2

PREPARATION OF THE DEMISED PREMISES

Tenant acknowledges that Tenant has inspected the demised premises and is fully acquainted with the demised premises and the condition thereof and agrees to accept the demised premises absolutely “as is” in their condition and state of repair existing as of the date hereof, subject to removal by the existing tenant or occupant, if any, of its property and the performance of the Landlord Work (as defined below), and further agrees that Landlord shall not be required to perform any work, supply any materials or incur any expense to prepare the demised premises for Tenant’s occupancy. Landlord shall deliver possession of the demised premises to Tenant on the Commencement Date in “broom clean” condition, with all systems serving the same in good and operational condition. Landlord agrees to complete the items referred to as “Landlords’ Work” in Schedule D (attached hereto) in the referenced timelines specific to each item. If said specific items are not completed by such referenced time, then Tenant shall be entitled to a credit of $250 per day for each day beyond such date through the date such work is completed, such credit to be applied against fixed rent due hereunder when such obligation commences after the abatement period.

ARTICLE 3

ADJUSTMENTS OF RENT

3.01                           For the purposes of this Article 3, the following definitions shall apply:

(a)     The term “Base Tax” shall be deemed to mean the amount of Taxes (as hereinafter defined) for the New York City real estate tax fiscal year commencing on July 1, 2008 and ending June 30, 2009 (the “Base Year”). Landlord represents and warrants that the Building and the Land are fully assessed and that neither the Building nor the Land are currently subject to any agreement which reduces the amount of Taxes which would otherwise be payable by Landlord with respect to the Building and/or Land had such agreement not existed.

(b)     The term “Tenant’s Tax Proportionate Share” shall be deemed to mean .7354%.

(c)     The term “Taxes” shall mean all real estate taxes, assessments, governmental levies, business improvement district charges and assessments, municipal taxes, county taxes or any other governmental charge, general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind or nature whatsoever, which are or may be assessed, levied or imposed upon all or any part of the Building, the parcel of Land upon which it is erected (herein called, the “Land”) and the sidewalks, plazas or streets in front of or adjacent thereto, including any tax, excise or fee measured by or payable with respect to any rent, and levied against Landlord and/or the Land and/or Building, under the laws of the United States, the State of New York, or any political subdivision thereof. If, due to a future change in the method of taxation or in the taxing authority, a new or additional real estate tax, or a franchise, income, transit, profit or other tax or governmental imposition, however designated, shall be levied against Landlord, and/or the Land and/or Building, in addition to, or in substitution in whole or in part for any tax which would constitute “Taxes”, or in lieu of additional Taxes, such tax or imposition shall be deemed for the purposes hereof to be included within the term “Taxes”.

(d)     The term “Tax Year” shall mean each period of twelve months, commencing on the first day of July of each such period, in which occurs any part of the term of this Lease or such other period of twelve months occurring during the term of this Lease as hereafter may be duly adopted as the fiscal year for real estate tax purposes of the City of New York.

(e)     The term “Escalation Statement” shall mean a statement setting forth the amount payable by Tenant for a specified Tax Year (as the case may be) pursuant to this Article 3, which shall be delivered with a copy of the applicable tax bill on which the Escalation Statement is based upon the written request from Tenant.

3.02       A.     After the Base Year, Tenant shall pay as additional rent for each Tax Year a sum (hereinafter referred to as “Tenant’s Tax Payment”) equal to Tenant’s Tax Proportionate Share of the amount by which the Taxes for such Tax Year exceed the Base Tax. Tenant’s Tax Payment for each Tax Year shall be due and payable in monthly installments, in advance, on the first day of each month beginning at least six months prior to the commencement of each Tax Year, based upon an Escalation Statement furnished by Landlord. If an Escalation Statement is issued before Taxes for the Tax Year involved have been finally established Landlord may base Tenant’s Tax Payment set forth therein upon its reasonable estimates or, after receipt of tax bills for any Tax Year, upon payments required by such tax bills. If an Escalation Statement is furnished to Tenant after the commencement of the period over which payments are to be made for the Tax Year in respect of which such Escalation Statement is rendered, Tenant shall, within fifteen (15) days thereafter, pay to Landlord an amount equal to the amount of any underpayment of Tenant’s Tax Payment with respect to such Tax Year and, in the event of an overpayment, Landlord shall permit Tenant to credit against subsequent payments under this Lease the amount of Tenant’s overpayment. If there shall be any increase in Taxes for any Tax Year, whether prior to, during or after such Tax Year, Landlord shall furnish a revised Escalation Statement for such Tax Year, and Tenant’s Tax Payment for such Tax Year shall be adjusted and paid substantially in the same manner as provided in the preceding sentence. If during the term of this Lease, taxes are required to be paid (either to the appropriate taxing authorities or as tax escrow payments to a superior mortgagee) in full or in monthly, quarterly, or other installments, on any other date or dates than as presently required, then at Landlord’s option, Tenant’s Tax Payments shall be correspondingly accelerated or revised so that said Tenant’s Tax Payments are due at least thirty (30) days prior to the date payments are due to the taxing authorities or the superior mortgagee. The benefit of any discount for any early payment or prepayment of Taxes shall accrue solely to the benefit of Landlord and such discount shall not be subtracted from Taxes.

B.     If the real estate tax fiscal year of The City of New York shall be changed during the term of this Lease, any Taxes for such fiscal year, a part of which is included within a particular Tax Year and a part of which is not so included, shall be apportioned on the basis of the number of days in such fiscal year included in the particular Tax Year for the purpose of making the computations under this Section 3.02.

C.     If Landlord shall receive a refund of Taxes for any Tax Year, Landlord shall permit Tenant to credit against subsequent payments under this Lease, Tenant’s Tax Proportionate Share of the refund (after deducting all costs incurred by Landlord to obtain such refund which have not been previously recovered); but not to exceed Tenant’s Tax Payment paid for such Tax Year.

D.     If the Base Tax is reduced as a result of a certiorari proceeding or otherwise Landlord shall adjust the amounts previously paid by Tenant pursuant to the provisions of Section 3.03 hereof, and Tenant shall pay the amount of said adjustment within thirty (30) days after demand setting forth the amount of said adjustment.

3.03                           Tenant shall pay to the appropriate taxing authority occupancy tax on all rental subject thereto (including occupancy tax on prepaid rent paid pursuant to Section 1.01 hereof). Tenant shall pay to Landlord upon demand, as additional rent, any occupancy tax or rent tax now in effect or hereafter enacted, if payable by Landlord in the first instance or hereafter required to be paid by Landlord.

3.04                           In the event that the Commencement Date shall be other than the first day of a Tax Year or the date of the expiration or other termination of this Lease shall be a day other than the last day of a Tax Year, then in such event in applying the provisions of this Article 3 with respect to any Tax Year in which such event shall have occurred, appropriate adjustments shall be made to reflect the occurrence of such event on a basis consistent with the principles underlying the provisions of this Article 3 taking into consideration the portion of such Tax Year which shall have elapsed after the term hereof commences in the case of the Commencement Date, and prior to the date of such expiration or termination in the case of the Expiration Date or other termination.

3.05                           Payments shall be made pursuant to this Article 3 notwithstanding the fact that an Escalation Statement is furnished to Tenant after the expiration of the term of this Lease.

3.06                           In no event shall the fixed annual rent ever be reduced by operation of this Article 3 and the rights and obligations of Landlord and Tenant under the provisions of this Article 3 with respect to any additional rent shall survive the termination of this Lease.

3.07                           Landlord’s failure to render an Escalation Statement with respect to any Tax Year shall not prejudice Landlord’s right to thereafter render an Escalation Statement with respect thereto or with respect to any subsequent Tax Year.

3.08                           Each Escalation Statement shall be conclusive and binding upon Tenant unless within forty five (45) days after receipt of such Escalation Statement Tenant shall notify Landlord that it disputes the correctness of such Escalation Statement, specifying the particular respects in which such Escalation Statement is claimed to be incorrect. Any dispute relating to any Escalation Statement, not resolved within ninety (90) days after the giving of such Escalation Statement, may be submitted to arbitration by either party pursuant to Article 38 hereof. Pending the determination of such dispute, Tenant shall pay additional rent in accordance with the Escalation Statement that Tenant is disputing, without prejudice to Tenant’s position.

3.09                           If Landlord shall pay or incur any reasonable costs or expenses (including without limitation the fees and disbursements of attorneys, third party consultants, experts and others) in contesting any Taxes for any Tax Year (other than any such year for which such Taxes comprise all or part of the Base Tax) or in connection with any challenge to the assessed valuation of all or part of the Building or the parcel of land on which the Building is constructed (the “Land”) or otherwise in connection with any endeavor to lower the Taxes for any Tax Year (other than any such year for which such Taxes comprise all or part of the Base Tax) then, within twenty (20) days after request by Landlord, Tenant shall pay to Landlord Tenant’s Tax Proportionate Share of the aggregate amounts of such costs and expenses so paid or incurred by Landlord.

ARTICLE 4

ELECTRICITY

4.01                           Landlord agrees that prior to the Commencement Date risers, feeders and wiring will be installed in the Building by Landlord, and during the term Landlord shall furnish electrical service to the demised premises except as provided below. After the Commencement Date any additional risers, feeders or other equipment or service proper or necessary to supply Tenant’s electrical requirements, upon written request of Tenant, will be installed by Landlord at the sole cost and expense of Tenant, if in Landlord’s sole judgment the same are necessary and will not cause permanent damage or injury to the Building or the demised premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants or occupants.

4.02                           INTENTIONALLY OMITTED.

4.03                           Tenant shall pay as its electricity charge hereunder (exclusive of HVAC Electricity (as hereinafter defined) the sum of $3.25 per square foot per annum multiplied by the rentable square footage of the demised premises (the “Base Charge”) which shall be payable in equal monthly installments together with the Tenant’s payments of fixed annual rent hereunder on the first day of each calendar month. In the event Landlord’s consultant in good faith and based on sound engineering principles shall determine that Tenant’s electricity charge should exceed the Base Charge, Tenant’s Base Charge shall be adjusted retroactively at such time as Landlord’s electrical consultant’s determination is made. Any deficiency for such prior period shall be payable upon demand. In no event shall the Base Charge be reduced pursuant to the terms hereof. Tenant shall permit Landlord’s electrical consultant to make surveys in the demised premises from time to time during normal business hours regarding the electrical equipment and fixtures and the use of electric current therein.

4.04                           INTENTIONALLY OMITTED.

4.05                           If Tenant pays for electric current consumed pursuant to Section 4.04 above, Landlord reserves the right to discontinue furnishing electric energy to Tenant at any time that electric service may be obtained by Tenant directly from the public utility company servicing the Building upon thirty (30) days’ prior written notice to Tenant, and from and after the effective date of such termination, Landlord shall no longer be obligated to furnish Tenant with electric energy, provided, however that such termination date may be extended for such time as is reasonably necessary for Tenant to make arrangements to obtain electric service directly from the public utility company servicing the Building. If Landlord exercises such right of termination, this Lease shall remain unaffected thereby and shall continue in full force and effect; and thereafter Tenant shall diligently arrange to obtain electric service directly from the public utility company servicing the Building, and thereafter Tenant shall have no obligation to make further payments under Section 4.03 above. Tenant shall have the right to use the risers, feeders and other electric equipment serving the Building and in no event shall Tenant be responsible for any additional installations.

4.06                           Tenant’s use of electric current in the demised premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the demised premises.

4.07                           To the extent permitted by applicable law, Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric energy furnished to the demised premises by reason of any requirement, act or omission of the public utility providing the Building with electricity or for any other reason whatsoever, unless the result of gross negligence or willful misconduct Landlord, or Landlord’s agents, contractors or employees, in which event if Tenant is unable to use all or a portion of the Premises for its business purposes for a period of fifteen (15) days, the fixed rent and additional rent due hereunder shall abate until Tenant is again able to use the demised premises for its business purposes.

4.08                           Tenant shall purchase from Landlord or Landlord’s agent all lighting tubes, lamps, bulbs and ballasts used in the demised premises and Tenant shall pay Landlord’s usual charges for providing and installing same on demand as additional rent, except Landlord shall replace, at its expense, any broken and non-operating lighting tubes, lamps, bulbs and ballasts existing as of the Commencement Date.

4.09                           Any determinations with respect to charges for electricity on floors occupied by more than one tenant or otherwise which must be made pursuant to the terms of this Lease shall be made by a reputable, independent electrical consultant selected by Landlord (“Landlord’s electrical consultant”). Any determination made by Landlord’s electrical consultant pursuant to or in connection with this Lease shall be binding and conclusive on Landlord and on Tenant unless Tenant disputes such determination as hereinafter provided. Tenant shall have the right to give a notice (the “Dispute Notice”) to Landlord, within thirty (30) days after the date it is notified of any determination by Landlord’s electrical consultant, that (i) Tenant has engaged its own electrical consultant (“Tenant’s electrical consultant”) to verify the determination of Landlord’s electrical consultant. If Tenant’s electrical consultant and Landlord’s electrical consultant cannot agree within ten (10) days after the Dispute Notice, if any, is given on what an appropriate resolution of their dispute should be, then either party, upon notice to the other, may submit the issue to arbitration in accordance with the provisions of Article 38 of this Lease, the reasonable cost of any such arbitration (but not the fees and expenses of Landlord’s attorneys) to be borne solely by Tenant in the event such dispute relates to a determination with respect to electricity provided to a portion of the Building other than the demised premises. While such dispute is being resolved, Tenant shall pay such charges and payments as would be due hereunder if Landlord’s electrical consultant’s determination were correct without prejudice to Tenant’s position. In the event it is finally determined that there has been an overpayment by Tenant, such overpayment shall be credited against future rent payments due from Tenant under the Lease and in the event of an underpayment, the amount of such underpayment by Tenant shall be paid by Tenant to Landlord within twenty (20) days after such determination is made.

4.10                           In the event the Tenant occupies a portion of a floor, with respect to the electric current used (i) to run the air conditioning system on Tenant’s floor during usual operating hours, including without limitation, for purposes of “early morning warm-up” and (ii) for the lighting of the common areas on Tenant’s floor, Landlord shall charge Tenant its proportionate share of such charge plus sales tax and the administrative fees referred to above based upon the proportion which the rentable area of the demised premises bears to the rentable area of that portion of the floor which is subject to leases whose terms have commenced. If Tenant or any other occupant of the floor on which the demised premises is located utilizes the air-conditioning system disproportionately (i.e., at times other than during usual operating times), Landlord shall equitably adjust the charge hereunder in such a manner that the other tenant(s) (or Tenant, as the case may be) are not charged for such usage.

ARTICLE 5

USE

5.01                           The demised premises shall be used solely as and for executive and general offices, and for no other purpose. Landlord represents and warrants that the existing certificate of occupancy for the demised premises permits the use of the demised premises for executive and general offices.

5.02                           Tenant shall not use or permit the use of the demised premises or any part thereof in any way which would violate any of the covenants, agreements, terms, provisions and conditions of this Lease or for any unlawful purposes or in any unlawful manner or in violation of the Certificate of Occupancy for the demised premises or the Building, and Tenant shall not suffer or permit the demised premises or any part thereof to be used in any manner or anything to be done therein or anything to be brought into or kept therein which, in the reasonable judgment of Landlord, shall in any way impair or tend to impair the character, reputation or appearance of the Building as a high quality office building, impair or interfere with or tend to impair or interfere with any of the Building services or the proper and economic heating, cleaning, air-conditioning or other servicing of the Building or the demised premises, or materially impair or interfere with or tend to materially impair or interfere with the use of any of the other areas of the Building by, or occasion discomfort, inconvenience or annoyance to, any of the other tenants or occupants of the Building. Tenant shall not install any electrical or other equipment of any kind which, in the reasonable judgment of Landlord, might cause any such impairment, interference, discomfort, inconvenience or annoyance (it being agreed that the normal operation of a localized wireless network by Tenant shall not be deemed to violate the foregoing).

ARTICLE 6

ALTERATIONS AND INSTALLATIONS

6.01                           Tenant shall make no alterations, installations, additions or improvements in or to the demised premises without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed and then only by contractors or mechanics first approved by Landlord, which consent shall not be unreasonably withheld, conditioned or delayed   All such work, alterations, installations, additions and improvements shall be done at Tenant’s sole expense and at such times and in such manner as Landlord may from time to time reasonably designate (it being agreed that such work may be performed during regular business hours of the Building unless the same is expected to materially interfere with the operation of the Building or other tenants). Prior to commencement of such work and/or during the progress thereof and as Tenant makes payment therefor, Tenant shall obtain and deliver to Landlord written, unconditional waivers of mechanic’s or other liens on the real property in which the demised premises are located, signed by all architects, engineers, contractors, mechanics and designers to become involved in such work. Tenant shall also provide at Landlord’s request such financial security as Landlord shall require to guarantee completion of Tenant’s work and payment of all contractors and suppliers utilized in connection therewith. Notwithstanding the foregoing, Landlord hereby consents to the installation of the alterations described on Schedule D as (the “Tenant Work” and together with Landlord’s Work the “Initial Work”) and Landlord further agrees that (i) Tenant shall not be required to provide any financial security with respect to the same, (ii) Landlord shall not charge Tenant any oversight, management or approval fees in connection with the same, (iii) Tenant shall have no obligation to remove such alterations at the end of the term, and (iv) Tenant shall not be required to provide “as built” plans with respect to such alterations.

Any Tenant’s work in the demised premises (other than work which is cosmetic in nature) shall be effected solely in accordance with plans and specifications first approved in writing by Landlord, which consent shall not be unreasonably withheld. Tenant shall reimburse Landlord promptly upon demand for any reasonable costs and expenses incurred by Landlord in connection with its review of such Tenant’s plans and specifications by architects, engineers and/or consultants engaged by it for that purpose. Landlord may, at Landlord’s election, assume responsibility at Tenant’s expense for filing of plans and obtaining permits, and may utilize Landlord’s consultants for such purpose but subject to delays caused by the City of New York.

Any such approved alterations and improvements shall be performed in accordance with the foregoing and the following provisions of this Article 6:

1.           All work shall be done in a good and workmanlike manner.

2.           (a)     In the event Tenant shall employ any contractor to do in the demised premises any work permitted by this Lease, such contractor and any subcontractor shall agree to employ only such labor as will not result in jurisdictional disputes or strikes or result in causing disharmony with other workers employed at the Building. Tenant will inform Landlord in writing of the names of any contractor or subcontractor Tenant proposes to use in the demised premises at least ten (10) days prior to the beginning of work by such contractor or subcontractor.

(b)     Tenant covenants and agrees to pay to contractor, as the work progresses, the entire cost of supplying the materials and performing the work shown on Tenant’s approved plans and specifications.

3.           All such alterations shall be effected in compliance with all applicable laws, ordinances, rules and regulations of governmental bodies having or asserting jurisdiction in the demised premises and in accordance with Landlord’s Rules and Regulations for Alterations as the same may be in effect from time to time.

4.           Tenant shall keep the Building and the demised premises free and clear of all liens for any work or material claimed to have been furnished to Tenant or to the demised premises on Tenant’s behalf, and all work to be performed by Tenant shall be done in a manner which will not unreasonably interfere with or disturb other tenants or occupants of the Building.

Tenant covenants and agrees that no security agreement, lien, lease, conditional sales agreement, chattel mortgage or other title retention or instrument of similar import (a “Security Agreement”) shall be placed upon any improvement made by Tenant which is affixed to the demised premises. In the event that any of Tenant’s property are purchased or acquired by Tenant subject to a Security Agreement, Tenant agrees (i) that no Security Agreement or Uniform Commercial Code filing statement shall be permitted to be filed against the demised premises or the buildings of which they are a part, and (ii) to cause to be inserted in any Security Agreement the following provision:  “Notwithstanding anything to the contrary contained herein, this lease, chattel mortgage, conditional sales agreement, title retention agreement or security agreement shall not create or be filed as a lien against the land, building and improvements comprising the real property in which the goods, machinery, equipment, appliances or other personal property covered hereby are to be located or installed.”

5.           During the progress of the work to be done by Tenant, said work shall be subject to inspection by representatives of Landlord which shall be permitted access and the opportunity to inspect, at all reasonable times, but this provision shall not in any way whatsoever create any obligation on Landlord to conduct such an inspection.

6.           With respect to alteration or improvement work costing more than $15,000 (other than the Initial Work), Tenant agrees to pay to Landlord or its managing agent, as additional rent, promptly upon being billed therefor, a sum equal to ten (10%) percent of the cost of such work or alteration, for Landlord’s indirect costs, field supervision and coordination in connection with such work.

7.           Prior to commencement of any work, Tenant shall furnish to Landlord certificates evidencing the existence of:

(i)     workmen’s compensation insurance covering all persons employed for such work;

(ii)    reasonable comprehensive general liability and property damage insurance naming Landlord, its designees, its mortgagees, and Tenant as insureds, with coverage of at least $3,000,000 single limit; and

(iii)   such other insurance as Landlord regularly and reasonably requires in connection with alterations performed by tenants at the Building.

Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic’s or other lien for any such labor or materials shall attach to or affect the reversion or other estate or interest of Landlord in and to the demised premises.

8.           Tenant shall, upon completion of any non-cosmetic alterations performed hereunder, deliver to Landlord complete “as built” plans with respect thereto.

6.02                           Any mechanic’s lien, filed against the demised premises or the Building for work claimed to have been done for or materials claimed to have been furnished to Tenant shall be discharged by Tenant at its expense within thirty (30) days after such filing, by payment, filing of the bond required by law or otherwise.

6.03                           All alterations, installations, additions and improvements made and installed by Landlord, if any, shall be the property of Landlord and shall (subject to Section 6.04 hereof) remain upon and be surrendered with the demised premises as a part thereof at the end of the term of this Lease.

6.04                           All alterations, installations, additions and improvements made and installed by Landlord to prepare the demised premises for Tenant’s occupancy or by Tenant, or at Tenant’s expense, upon or in the demised premises which are of a permanent nature and which cannot be removed without damage to the demised premises or Building shall become and be the property of Landlord, and shall remain upon and be surrendered with the demised premises as a part thereof at the end of the term of this Lease, except that Landlord shall have the right and privilege at any time up to six (6) months prior to the expiration of the term of the Lease to serve notice upon Tenant that any of such alterations, installations, additions and improvements after the Initial Work shall be removed and, in the event of service of such notice, Tenant will, at Tenant’s own cost and expense, remove the same in accordance with such request, and restore the demised premises to its original condition, ordinary wear and tear and casualty excepted.

6.05                           Where furnished by or at the expense of Tenant all furniture, furnishings and trade fixtures, including without limitation, murals, business machines and equipment, counters, screens, grille work, special panelled doors, cages, movable partitions, metal railings, closets, panelling, lighting fixtures and equipment, drinking fountains, refrigeration and air-handling equipment, and any other movable property shall remain the property of Tenant which may at its option remove all or any part thereof at any time prior to the expiration of the term of this Lease. In case Tenant shall decide not to remove any part of such property, Tenant shall notify Landlord in writing not less than three (3) months prior to the expiration of the term of this Lease, specifying the items of property which it has decided not to remove. If, within thirty (30) days after the service of such notice, Landlord shall request Tenant to remove any of the said property, Tenant shall at its expense remove the same in accordance with such request. As to such property which Landlord does not request Tenant to remove, the same shall be, if left by Tenant, deemed abandoned by Tenant and thereupon the same shall become the property of Landlord.

6.06                           If any alterations, installations, additions, improvements or other property which Tenant shall have the right to remove or be requested by Landlord to remove as provided in Sections 6.04 and 6.05 hereof (herein in this Section 6.06 called the “property”) are not removed on or prior to the expiration of the term of this Lease, Landlord shall have the right to remove the property and to dispose of the same without accountability to Tenant and at the sole cost and expense of Tenant. In case of any damage to the demised premises or the Building resulting from the removal of the property Tenant shall repair such damage or, in default thereof, shall reimburse Landlord for Landlord’s cost in repairing such damage. This obligation shall survive any termination of this Lease.

6.07                           Tenant shall keep records of Tenant’s alterations, installations, additions and improvements costing in excess of $20,000 and of the cost thereof. Tenant shall, within forty-five (45) days after demand by Landlord, furnish to Landlord copies of such records and cost if Landlord shall require same in connection with any proceeding to reduce the assessed valuation of the Building, or in connection with any proceeding instituted pursuant to Article 14 hereof or for any other reason or purpose.

ARTICLE 7

REPAIRS

7.01                           Tenant shall take good care of the demised premises and the fixtures and appurtenances therein and exclusively serving the same and at its sole cost and expense make all repairs thereto as and when needed to preserve the same in substantially the same order and condition as existed on the Commencement Date, reasonable wear and tear, damage by fire or other casualty excepted. With respect to the Building systems exclusively serving the demised premises and provided the same are delivered in good condition, Tenant shall be responsible for the cost to (i) repair and maintenance of the Unit (as defined in Section 21.01 hereof) and Tenant’s internal air-distribution system to the point at which the same connects to the Building condenser water system, (ii) repair and maintenance of the internal electrical system to the panel box serving the demised premises, and (iii) repair and maintenance of all plumbing fixtures and lines in and serving the demised premises to the point at which the same join the main vertical risers of the Building. All such repairs and maintenance with respect to such Building system shall be performed by Landlord or by a contractor selected and approved by Landlord and the commercially reasonable cost shall be payable by Tenant as additional rent within fifteen (15) days after rendition by Landlord of any bill(s) pertaining thereto. Except as otherwise provided in Section 9.08 hereof, all damage or injury to the demised premises and to its fixtures, appurtenances and equipment or to the Building or to its fixtures, appurtenances and equipment caused by or resulting from the negligence or willful misconduct of, or alterations made by, Tenant, Tenant’s servants, employees, invitees or licensees, or caused by Tenant moving property in or out of the Building or by installation or removal of furniture, fixtures or other property, shall be repaired, restored or replaced promptly by Tenant at its sole cost and expense, which repairs, restorations and replacements shall be in quality and class equal to the original work or installations. If Tenant fails to make such repairs, restoration or replacements, same may be made by Landlord at the expense of Tenant and such expense shall be collectible as additional rent and shall be paid by Tenant within fifteen (15) days after rendition of a bill therefor.

The exterior walls of the Building, the portions of any window sills outside the windows, and the windows are not part of the premises demised by this Lease and Landlord reserves all rights to such parts of the Building.

7.02                           Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which such floor was designed to carry and which is allowed by law.

7.03                           Business machines and mechanical equipment used by Tenant which cause vibration, noise, cold or heat that may be transmitted to the Building structure or to any leased space to such a degree as to be reasonably objectionable to Landlord or to any other tenant in the Building shall be placed and maintained by Tenant at its expense in settings of cork, rubber or spring type vibration eliminators sufficient to absorb and prevent such vibration or noise, or prevent transmission of such cold or heat. The parties hereto recognize that the operation of elevators, air-conditioning and heating equipment will cause some vibration, noise, heat or cold which may be transmitted to other parts of the Building and demised premises. Landlord shall be under no obligation to endeavor to reduce such vibration, noise, heat or cold.

7.04                           Except as otherwise specifically provided in this Lease, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from the making of any repairs, alterations, additions or improvements in or to any portion of the Building or the demised premises or in or to fixtures, appurtenances or equipment thereof.

ARTICLE 8

REQUIREMENTS OF LAW

8.01                           Landlord represents and warrants that the Premises and the Building comply with all laws, orders and regulations of federal, state, county and municipal authorities (“Laws”), and with any direction of any public officer or officers, pursuant to law, which shall impose any violation, order or duty upon Landlord or Tenant with respect to the demised premises, or the use or occupation thereof, and that Landlord, at Landlord’s expense, shall comply with all such Laws throughout the terms of this Lease, except that Tenant, at Tenant’s expense, shall comply with all Laws applicable to the Premises to the extent the same are applicable thereto due to the specific use made thereof by Tenant.

8.02                           Notwithstanding the provisions of Section 8.01 hereof, Tenant, at its own cost and expense, may contest, in any manner permitted by law (including appeals to a court, or governmental department or authority having jurisdiction in the matter), the validity or the enforcement of any governmental act, regulation or directive with which Tenant is required to comply pursuant to this Lease, and may defer compliance therewith provided that:

(a)          such noncompliance shall not subject Landlord to criminal prosecution or subject the Land and/or Building to lien or sale;

(b)          such noncompliance shall not be in violation of any fee mortgage, or of any ground or underlying lease or any mortgage thereon;

(c)           Tenant shall first deliver to Landlord a surety bond issued by a surety company of recognized responsibility, or other security satisfactory to Landlord, indemnifying and protecting Landlord against any loss or injury by reason of such noncompliance; and

(d)           Tenant shall promptly and diligently prosecute such contest.

Landlord, without expense or liability to it, shall cooperate with Tenant and execute any documents or pleadings required for such purpose, provided that Landlord shall reasonably be satisfied that the facts set forth in any such documents or pleadings are accurate.

ARTICLE 9

INSURANCE, LOSS, REIMBURSEMENT, LIABILITY

9.01         Tenant shall not do or permit to be done any act or thing upon the demised premises, which will invalidate or be in conflict with New York standard fire insurance policies covering the Building, and fixtures and property therein, or which would increase the rate of fire insurance applicable to the Building to an amount higher than it otherwise would be; and Tenant shall neither do nor permit to be done any act or thing upon the demised premises which shall or might subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being carried on within the demised premises; but nothing in this Section 9.01 shall prevent Tenant’s use of the demised premises for the purposes stated in Article 5 hereof.

9.02         If, as a result of any violation of this Lease by Tenant, the rate of fire insurance applicable to the Building shall be increased to an amount higher that it otherwise would be, then in addition to any other remedies which Landlord has hereunder for any such violations of the terms of this Lease, Tenant shall reimburse Landlord for all increases of Landlord’s fire insurance premiums so caused; such reimbursement to be additional rent payable upon the first day of the month following any outlay by Landlord for such increased fire insurance premiums.  In any action or proceeding wherein Landlord and Tenant are parties, a schedule or “makeup” of rates for the Building or demised premises issued by the body making fire insurance rates for the demised premises, shall be presumptive evidence of the facts therein stated and of the several items and charges in the fire insurance rate then applicable to the demised premises.

9.03         Landlord or its agents shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the Building, or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature, unless any of the foregoing shall be caused by or due to the negligence of Landlord, its agents, servants or employees.

9.04         Landlord or its agents shall not be liable for any damage which Tenant may sustain, if at any time any window of the demised premises is broken or temporarily or permanently (restricted to windows on a lot line, if permanently) closed, darkened or bricked up for any reason whatsoever, except only Landlord’s arbitrary acts if the result is permanent, and

Tenant shall not be entitled to any compensation therefor or abatement of rent or to any release from any of Tenant’s obligations under this Lease, nor shall the same constitute an eviction.

9.05         Subject to the terms of Section 9.08 of this Lease, Tenant shall reimburse Landlord for all expenses, damages or fines incurred or suffered by Landlord, by reason of any breach, violation or nonperformance by Tenant, or its agents, servants or employees, of any covenant or provision of this Lease, or by reason of damage to persons or property caused by moving property of or for Tenant in or out of the Building, or by the installation or removal of furniture or other property of or for Tenant or by reason of or arising out of the negligence or willful misconduct of Tenant, or its agents, servants or employees, in the use or occupancy of the demised premises.  Subject to the provisions of Section 8.02 hereof, where applicable, Tenant shall have the right, at Tenant’s own cost and expense, to participate in the defense of any action or proceeding brought against Landlord, and in negotiations for settlement thereof if, pursuant to this Section 9.05, Tenant would be obligated to reimburse Landlord for expenses, damages or fines incurred or suffered by Landlord.

9.06         Tenant shall give Landlord notice in case of fire or accidents in the demised premises promptly after Tenant is aware of such event.

9.07         Tenant agrees to look solely to Landlord’s estate and interest in the Land and Building, or the lease of the Building, or of the Land and Building, and the demised premises, for the satisfaction of any right or remedy of Tenant for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord, in the event of any liability by Landlord, and no other property or assets of Landlord (other than proceeds of any policies of insurance) and no property of any partner, shareholder or principal of Landlord shall be subject to levy, execution, attachment, or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder, or Tenant’s use and occupancy of the demised premises, or any other liability of Landlord to Tenant.

9.08         (a)           Landlord agrees that, if obtainable, it will include in its fire insurance policies appropriate clauses pursuant to which the insurance companies (i) waive all right of subrogation against Tenant with respect to losses payable under such policies and (ii) agree that such policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policies.

(b)           Tenant agrees to include in its property insurance policy or policies on its furniture, furnishings, fixtures and other property removable by Tenant under the provisions of this Lease appropriate clauses pursuant to which the insurance company or companies (i) waive the right of subrogation against Landlord with respect to losses payable under such policy or policies and (ii) agree that such policy or policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policy or policies.

(c)           Provided that Landlord’s right of full recovery under its policy or policies aforesaid is not adversely affected or prejudiced thereby, Landlord hereby waives any and all right of recovery which it might otherwise have against Tenant, its servants, agents and employees, for loss or damage occurring to the Building and the fixtures, appurtenances and equipment therein, to the extent the same is covered by Landlord’s insurance, notwithstanding that such loss or damage may result from the negligence or fault of Tenant, its servants, agents or employees.  Provided that Tenant’s right of full recovery under its aforesaid policy or policies is not adversely affected or prejudiced thereby, Tenant hereby waives any and all right of full recovery which it might otherwise have against Landlord, its servants, agents and employees for loss or damage to, Tenant’s furniture, furnishings, fixtures and other property removable by Tenant under the provisions hereof to the extent that the same is covered by Tenant’s insurance, notwithstanding that such loss or damage may result from the negligence or fault of Landlord, its servants, agents or employees, or such other tenant and the servants, agents or employees thereof.

(d)           Landlord and Tenant hereby agree to advise the other promptly if the clauses to be included in their respective insurance policies pursuant to subdivisions 9.08(a) and (b) hereof cannot be obtained.  Landlord and Tenant hereby also agree to notify the other promptly of any cancellation or change of the terms of any such policy which would affect such clauses.

9.09         Tenant covenants and agrees to provide on or before the Commencement Date and to keep in force during the term hereof (i) comprehensive general liability insurance policy including products, completed operations covering bodily injury and property damage liability, personal injury and advertising liability, fire legal liability all in connection with the use, occupancy or condition of the demised premises and the Building and contractual liability coverage (covering the liability of Tenant to Landlord by virtue of the indemnities contained in Section 39.01(i) and (ii) hereof ) in amounts not less than:

$5,000,000, general aggregate per location

$5,000,000, per occurrence for bodily injury and property damage

$5,000,000, personal and advertising injury

$1,000,000, fire legal liability

The above limits can be provided by the combination of general liability coverage and umbrella liability coverage.  Such insurance is to be primary insurance, notwithstanding any insurance maintained by the indemnified parties.  Landlord reserves the right to require from time to time, that the above limits be increased by reasonable amounts.  With respect to the above insurance, Landlord shall receive, at least ten (10) days prior to the Commencement Date and at least fifteen (15) days prior to the expiration of any such policy(ies), a certificate indicating the aforesaid coverage and including the Landlord, its designees and its mortgagees as additional insureds.  Such certificate is to contain provisions that obligate the insurer to notify Landlord, fifteen (15) days in advance, in the event of cancellation, non-renewal or material change of the coverage.  Such insurance is to be written by an insurance company or companies satisfactory to Landlord and with a Best’s rating of at least A-, X and (ii) “All Risk” property insurance, including the perils of sprinkler leakage, water damage, flood, burglary and collapse, covering the property of Tenant, in an amount equivalent to the insurable value of said property, defined as the “cost to replace or reconstruct new without deduction for physical depreciation.”

9.10         During the entire term of this Lease, Landlord shall secure and carry (a) a policy of commercial general liability insurance covering Landlord on an occurrence basis in an amount not less than $5,000,000 and (b) a causes of loss-special form (formerly “all-risk”) policy of insurance covering the Building, in an amount and value not less than the full replacement value of the Building and the improvements thereto.

ARTICLE 10

DAMAGE BY FIRE OR OTHER CAUSE

10.01       If the Building or the demised premises shall be partially or totally damaged or destroyed by fire or other cause, then whether or not the damage or destruction shall have resulted from the fault or neglect of Tenant, or its employees, agents, or visitors (and if this Lease shall not have been terminated as in this Article 10 hereinafter provided), Landlord shall repair the damage and restore and rebuild the Building and/or the demised premises, at its expense (without limiting the rights of Landlord under any other provisions of this Lease), with reasonable dispatch after notice to it of the damage or destruction; provided, however, that Landlord shall not be required to repair or replace any of Tenant’s property.

10.02       If the Building or the demised premises shall be partially damaged or partially destroyed by fire or other cause, then unless such fire or damage shall have resulted from the negligence of Tenant, the rents payable hereunder shall be abated to the extent that the demised premises shall have been rendered untenantable or inaccessible for the period from the date of such damage or destruction to the date the damage shall be repaired or restored.

If the demised premises or a major part thereof shall be totally (which shall be deemed to include substantially totally) damaged or destroyed or rendered completely (which shall be deemed to include substantially completely) untenantable or inaccessible on account of fire or other cause, the rents shall abate as of the date of the damage or destruction and until Landlord shall repair, restore and rebuild the Building and the demised premises, provided, however, that should Tenant reoccupy a portion of the demised premises during the period the restoration work is taking place and prior to the date that the same are made completely tenantable, rents allocable to such portion shall be payable by Tenant from the date of such occupancy.

10.03       If the Building or the demised premises shall be totally damaged or destroyed by fire or other cause, or if the Building shall be so damaged or destroyed by fire or other cause (whether or not the demised premises are damaged or destroyed) as to require a reasonably estimated expenditure of more than forty (40%) per cent of the full insurable value of the Building immediately prior to the casualty, then in either such case Landlord may terminate this Lease by giving Tenant notice to such effect within one hundred twenty (120) days after the date of the casualty.  In case of any damage or destruction mentioned in this Article 10, Tenant may terminate this Lease by notice to Landlord, if Landlord has not completed the making of the required repairs and restored and rebuilt the Building and the demised premises within eight (8)

months from the date of such damage or destruction (such period may be extended after such date (not exceeding three (3) months) by a period equal to the aggregate period Landlord may have been delayed in doing so by adjustment of insurance, labor trouble, governmental controls, act of God, or any other cause beyond Landlord’s reasonable control).

10.04       No damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the demised premises or of the Building pursuant to this Article 10.

10.05       Notwithstanding any of the foregoing provisions of this Article 10, if Landlord or the lessor of any superior lease or the holder of any superior mortgage shall be unable to collect all of the insurance proceeds (including rent insurance proceeds) applicable to damage or destruction of the demised premises or the Building by fire or other cause, by reason of some action or inaction on the part of Tenant or any of its employees, agents or contractors, then, without prejudice to any other remedies which may be available against Tenant, there shall be no abatement of Tenant’s rents, but the total amount of such rents not abated (which would otherwise have been abated) shall not exceed the amount of uncollected insurance proceeds.

10.06       Landlord will not carry separate insurance of any kind on Tenant’s property, and, except as provided by law or by reason of its breach of any of its obligations hereunder, shall not be obligated to repair any damage thereto or replace the same.  Tenant shall maintain insurance on Tenant’s property, and Landlord shall not be obligated to repair any damage thereto or replace the same.

10.07       The provisions of this Article 10 shall be considered an express agreement governing any cause of damage or destruction of the demised premises by fire or other casualty, and Section 227 of the Real Property Law of the State of New York, providing for such a contingency in the absence of an express agreement, and any other law of like import, now or hereafter in force, shall have no application in such case.

ARTICLE 11

ASSIGNMENT, MORTGAGING, SUBLETTING, ETC.

11.01       Tenant shall not (a) assign or otherwise transfer this Lease or the term and estate hereby granted, (b) sublet the demised premises or any part thereof or allow the same to be used or occupied by others or in violation of Article 5, (c) mortgage, pledge or encumber this Lease or the demised premises or any part thereof in any manner by reason of any act or omission on the part of Tenant, or (d) advertise, or authorize a broker to advertise, for a subtenant or an assignee, without, in each instance, obtaining the prior consent of Landlord, except as otherwise expressly provided in this Article 11, which consent shall not be unreasonably withheld, conditioned or delayed.  A modification, amendment or extension of a sublease shall be deemed a sublease.  In no event shall any subtenant further sublet the space demised to it or assign its sublease without Landlord’s prior consent.

11.02       The provisions of Section 11.01 hereof shall not apply to transactions with a corporation into or with which Tenant is merged or consolidated or with an entity to which substantially all of Tenant’s assets are transferred (provided such merger or transfer of assets is for a good business purpose and not principally for the purpose of transferring the leasehold estate created hereby, and provided further, that the assignee after giving effect to such merger or sale of assets has a net worth at least equal to or in excess of the greater of (i) the net worth of Tenant immediately prior to such merger or transfer or (ii) the net worth of Tenant as of the date hereof) or, if Tenant is a partnership, with a successor partnership.

11.03       Any assignment or transfer, whether made with Landlord’s consent as required by Section 11.01 or without Landlord’s consent pursuant to Section 11.02, shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord a recordable agreement, in form and substance reasonably satisfactory to Landlord, whereby the assignee shall assume the obligations and performance of this Lease and agree to be bound by and upon all of the covenants, agreements, terms, provisions and conditions hereof on the part of Tenant to be performed or observed and whereby the assignee shall agree that the provisions of Section 11.01 hereof shall, notwithstanding such an assignment or transfer, continue to be binding upon it in the future.  Tenant covenants that, notwithstanding any assignment or transfer, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of fixed annual rent by Landlord from an assignee or transferee or any other party, Tenant shall remain fully and primarily liable for the payment of the fixed annual rent due and to become due under this Lease and for the performance of all of the covenants, agreements, terms, provisions and conditions of this Lease on the part of Tenant to be performed or observed.

11.04       The liability of Tenant for the due performance by Tenant of the obligations on its part to be performed under this Lease, shall not be discharged, released or impaired in any respect by an agreement or stipulation made by Landlord or any grantee or assignee of Landlord, by way of mortgage, or otherwise, extending the time of or modifying any of the obligations contained in this Lease, or by any waiver or failure of Landlord to enforce any of the obligations on Tenant’s part to be performed under this Lease, and Tenant shall continue liable hereunder.  If any such agreement or modification operates to increase the obligations of a tenant under this Lease, the liability under this Section 11.04 of the tenant named in the Lease or any of its successors in interest (unless such party shall have expressly consented in writing to such agreement or modification), shall continue to be no greater than if such agreement or modification had not been made.  To charge Tenant named in this Lease and its successors in interest, no demand or notice of any default shall be required; Tenant and each of its successors in interest hereby expressly waives any such demand or notice.

11.05       Landlord shall not unreasonably withhold or delay its consent to an assignment of this Lease or a subletting of the whole or a part of the demised premises for substantially the remainder of the term of this Lease, provided:

(a)           Tenant shall furnish Landlord with the name and business address of the proposed subtenant or assignee, information with respect to the nature and character of the proposed subtenant’s or assignee’s business, or activities, and current financial information with respect to net worth, credit and financial responsibility as are reasonably satisfactory to Landlord, and an executed counterpart of the sublease or assignment agreement;

(b)           The proposed subtenant or assignee is a party whose financial net worth, credit and financial responsibility is, considering the responsibilities involved, reasonably satisfactory to Landlord;

(c)           The nature and character of the proposed subtenant or assignee, its business or activities and intended use of the demised premises is, in Landlord’s reasonable judgment, in keeping with the standards of the Building and the floor or floors on which the demised premises are located and do not violate any negative covenant as to use contained in this Lease and will not violate any negative covenant as to use contained in any other lease of space in the Building about which Tenant has been informed following its request to Landlord for such information;

(d)           The proposed subtenant or assignee is not then an occupant of any part of the Building or a party who dealt with Landlord or Landlord’s agent (directly or through a broker) with respect to space in the Building during the 12 months immediately preceding Tenant’s request for Landlord’s consent;

(e)           All costs incurred with respect to providing reasonably appropriate means of ingress and egress from the sublet space or to separate the sublet space from the remainder of the demised premises shall, subject to the provisions of Article 6 with respect to alterations, installations, additions or improvements, be borne by Tenant;

(f)            Each sublease shall specifically state that (i) it is subject to all the terms, covenants, agreements, provisions, and conditions of this Lease, (ii) the subtenant or assignee, as the case may be, will not have the right to a further assignment thereof or sublease or assignment thereunder, or to allow the demised premises to be used by others, without the consent of Landlord in each instance;

(g)           Tenant shall together with requesting Landlord’s consent hereunder, have paid Landlord any reasonable costs incurred by Landlord to review the proposed assignment or subletting including reasonable attorneys fees incurred by Landlord which sum shall be payable irregardless whether Landlord grants or withholds its approval or exercises its rights pursuant to Section 11.06 hereof;

(h)           Tenant shall have complied with the provisions in Section 11.06 and Landlord shall not have made any of the elections provided for in Section 11.06;

(i)            The proposed subtenant or assignee is not (i) a bank trust company, safe deposit business, savings and loan association or loan company; (ii) an employment or recruitment agency; (iii) a school, college, university or educational institution whether or not for profit; (iv) a government or any subdivision or agency thereof; (v) an entity engaged in the business of providing office space within the demised premises for occupancy by others;

(j)            Tenant shall have granted to Landlord or its leasing agent, at Landlord’s election, the exclusive right to sublease the demised premises or such portion thereof as Tenant proposes to sublet, or to assign this Lease as the case may be;

(k)           In no event shall Tenant advertise or list with brokers at a rental rate less than that at which Landlord is offering to lease comparable space in the Building; In the case of a subletting of a portion of the demised premises, the portion of so sublet shall be regular in shape and suitable for normal renting purposes and provided that at no time shall the demised premises be occupied by more than two (2) entities (including Tenant).

11.06      (a)            Should Tenant agree to assign this Lease, other than by an assignment contemplated by Section 11.02, Tenant shall as soon as that agreement is consummated, but no less than forty five (45) days prior to the effective date of the contemplated assignment, deliver to Landlord an executed counterpart of such agreement, and all ancillary agreements with the proposed assignee, and Landlord shall than have the right to elect, by notifying Tenant within twenty (20) days of such delivery, to (i) terminate this Lease, as of such effective date as if it were the Expiration Date set forth in this Lease or (ii) accept an assignment of this Lease from Tenant, and Tenant shall then promptly execute and deliver to Landlord, or Landlord’s designee if so elected by Landlord, in form reasonably satisfactory to Landlord’s counsel, an assignment which shall be effective as of such effective date.

(b)           In the event that this Lease shall be assigned to Landlord or Landlord’s designee or if the demised premises shall be sublet to Landlord or Landlord’s designee pursuant to this Section 11.06 the provisions of any such sublease or assignment and the obligations of Landlord and the rights of Tenant with respect thereto shall not be binding upon or otherwise affect the rights of any holder of a superior mortgage or of a superior lease unless such holder shall elect by written notice to Tenant to succeed to the position of Landlord or its designee, as the case may be, thereunder.

(c)           Should Tenant agree to sublet the demised premises or any portion thereof, other than by a sublease contemplated by Section 11.02, Tenant shall, as soon as that agreement is consummated, but no less than forty five (45) days prior to the effective date of the contemplated sublease, deliver to Landlord, an executed counterpart of the proposed sublease and all ancillary agreements with the proposed sublessee, and Landlord shall then have the right to elect, by notifying Tenant within twenty (20) days of such delivery, to (i) terminate this Lease as to the portion of the demised premises affected by such subletting or as to the entire demised premises in the case of a subletting thereof, as of such effective date, (ii) in the case of a proposed subletting of the entire demised premises accept an assignment of this Lease from Tenant, and Tenant shall then promptly execute and deliver to Landlord, or Landlord’s designee if so elected by Landlord, in form reasonably satisfactory to Landlord’s counsel, an assignment which shall be effective as of such effective date, (iii) accept a sublease from Tenant of the portion of the demised premises affected by such proposed subletting or the entire demised premises in the case of a proposed subletting thereof, and Tenant shall then promptly execute and deliver a sublease to Landlord, or Landlord’s designee if so elected by Landlord, for the remainder of the demised term less one day, commencing with such effective date, at (x) the rental terms reflected in the proposed sublease or (y) the rental terms contained in this Lease on a per rentable square foot basis, as elected by Landlord in such notice.

(d)           If Landlord should elect to have Tenant execute and deliver a sublease to Landlord pursuant to any of the provisions of this Section 11.06, said sublease shall be in a form reasonably satisfactory to Landlord’s counsel and on all the terms contained in this Lease, except that:

(i)            The rental terms, if elected by Landlord, may be either as provided in item (x) or item (y) of subsection 11.06(c) hereof;

(ii)           The sublease shall not provide for any work to be done for the subtenant or for any initial rent concessions or contain provisions inapplicable to a sublease, except that in the case of a subletting of a portion of the demised premises Tenant shall reimburse subtenant for the cost of erecting such demising walls as are necessary to separate the subleased premises from the remainder of the demised premises and to provide access thereto and to core bathrooms,

(iii)          The subtenant thereunder shall have the right to underlet the subleased premises, in whole or in part, without Tenant’s consent,

(iv)          The subtenant thereunder shall have the right to make, or cause to be made, any changes, alterations, decorations, additions and improvements that subtenant may desire or authorize,

(v)           Such sublease shall expressly negate any intention that any estate created by or under such sublease be merged with any other estate held by either of the parties thereto,

(vi)          Any consent required of Tenant, as lessor under that sublease, shall be deemed granted if consent with respect thereto is granted by Landlord,

(vii)         There shall be no limitation as to the use of the sublet premises by the subtenant thereunder,

(viii)        Any failure of the subtenant thereunder to comply with the provisions of said sublease, other than with respect to the payment of rent to Tenant, shall not constitute a default thereunder or hereunder if Landlord has consented to such noncompliance, and

(ix)           Such sublease shall provide that Tenant’s obligations with respect to vacating the demised premises and removing any changes, alterations, decorations, additions or improvements made in the subleased premises shall be limited to those which accrued and related to such as were made prior to the effective date of the sublease.

(e)           If pursuant to the exercise of any of Landlord’s options pursuant to Section 11.06 hereof this Lease is terminated as to only a portion of the demised premises, then the fixed annual rent payable hereunder and the additional rent payable pursuant to Article 3 hereof shall be adjusted in proportion to the portion of the demised premises affected by such termination.

(f)            If Landlord shall give its consent to any assignment of this Lease or to any sublease, Tenant shall in consideration therefor, pay to Landlord, as additional rent:

(i)            in the case of an assignment, an amount equal to one-half (½) of all sums and other considerations paid to Tenant by the assignee for or by reason of such assignment (including, but not limited to, sums paid for the sale of Tenant’s fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property which are located in the demised premises, less, in the case of a sale of any of the foregoing other than leasehold improvements, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant’s federal income tax returns) after deduction of Tenant’s expenses incurred in connection with such assignment; and

(ii)           in the case of a sublease, one-half (½) of any rents, additional charge or other consideration payable under the sublease to Tenant by the subtenant which is in excess of the fixed annual rent and additional rent accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof (including, but not limited to, sums paid for the sale or rental of Tenant’s fixtures, leasehold improvements, equipment, furniture or other personal property which are located in the demised premises, less, in the case of the sale of any of foregoing other than leasehold improvements, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant’s federal income tax returns).

The sums payable under this Section 11.06(f) shall be paid to Landlord as and when paid by the subtenant or assignee to Tenant.

11.07       Landlord’s consent to any sublease or assignment shall not be deemed or construed to modify, amend or affect the terms and provisions of this Lease, or Tenant’s obligations hereunder, which shall continue to apply, as if the sublease or assignment had not been made.  Notwithstanding any assignment or sublease, Tenant shall remain fully liable for the payment of fixed annual rent and additional rents and for the other obligations of this Lease on the part of Tenant to be performed or observed.  In the event that Tenant defaults in the payment of any rent, Landlord is authorized to collect any rents due or accruing from any assignee, subtenant or other occupant of the demised premises and to apply the net amounts collected to the fixed annual rent and additional rent reserved herein, and the receipt of any such amounts by Landlord from an assignee or subtenant, or other occupant of any part of the demised premises, shall not be deemed or construed as releasing Tenant from Tenant’s obligations hereunder or the acceptance of that party as a direct tenant.

ARTICLE 12

CERTIFICATE OF OCCUPANCY

12.01       Tenant will not at any time use or occupy the demised premises in violation of the Certificate of Occupancy issued for the Building.  Landlord represents and warrants that the existing Certificate of Occupancy for the demised premises permits the use of the demised premises for executive and general offices.

ARTICLE 13

ADJACENT EXCAVATION; SHORING

13.01       If an excavation or other substructure work shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the demised premises for the purposes of doing such work as shall be necessary to preserve the wall of or the Building of which the demised premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Landlord, or diminution or abatement of rent.

ARTICLE 14

CONDEMNATION

14.01       In the event that the whole of the demised premises shall be lawfully condemned or taken in any manner for any public or quasi-public use, this Lease and the term and estate hereby granted shall forthwith cease and terminate as of the date of vesting of title.  In the event that only a part of the demised premises shall be so condemned or taken, then, effective as of the date of vesting of title, the fixed annual rent under Article 1 hereunder and additional rents under Article 3 hereunder shall be abated in an amount thereof apportioned according to the area of the demised premises so condemned or taken.  In the event that only a part of the Building shall be so condemned or taken, then (a) Landlord (whether or not the demised premises be affected) may, at Landlord’s option, terminate this Lease and the term and estate hereby granted as of the date of such vesting of title by notifying Tenant in writing of such termination within sixty (60) days following the date on which Landlord shall have received notice of vesting of title, or (b) if such condemnation or taking shall be of a substantial part of the demised premises or of a substantial part of the means of access thereto, Tenant may, at Tenant’s option, by delivery of notice in writing to Landlord within thirty (30) days following the date on which Tenant shall have received notice of vesting of title, terminate this Lease and the term and estate hereby granted as of the date of vesting of title, or (c) if neither Landlord nor Tenant elects to terminate this Lease, as aforesaid, this Lease shall be and remain unaffected by such condemnation or taking, except that the fixed annual rent payable under Article 1 and additional rents payable under Article 3 shall be abated to the extent hereinbefore provided in this Article 14.  In the event that only a part of the demised premises shall be so condemned or taken and this Lease and the term and estate hereby granted with respect to the remaining portion of the demised premises are not terminated as hereinbefore provided, Landlord will, with reasonable diligence and at its expense, restore the remaining portion of the demised premises as nearly as practicable to the same condition as it was in prior to such condemnation or taking.

14.02       In the event of its termination in any of the cases hereinbefore provided, this Lease and the term and estate hereby granted shall expire as of the date of such termination with the same effect as if that were the Expiration Date, and the fixed annual rent and additional rents payable hereunder shall be apportioned as of such date.

14.03       In the event of any condemnation or taking hereinbefore mentioned of all or a part of the Building, Landlord shall be entitled to receive the entire award in the condemnation proceeding, including any award made for the value of the estate vested by this Lease in Tenant, and Tenant hereby expressly assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof, and Tenant shall be entitled to receive no part of such award.

14.04       It is expressly understood and agreed that the provisions of this Article 14 shall not be applicable to any condemnation or taking for governmental occupancy for a limited period.

14.05       In the event of any taking of less than the whole of the Building which does not result in a termination of this Lease, or in the event of a taking for a temporary use or occupancy of all or any part of the demised premises which does not result in a termination of this Lease, Landlord, at its expense, and whether or not any award or awards shall be sufficient for the purpose, shall proceed with reasonable diligence to repair, alter and restore the remaining parts of the Building and the demised premises to substantially their former condition to the extent that the same may be feasible and so as to constitute a complete and tenantable Building and demised premises.

14.06       In the event any part of the demised premises be taken to effect compliance with any law or requirement of public authority other than in the manner hereinabove provided in this Article 14, then, (i) if such compliance is the obligation of Tenant under this Lease, Tenant shall not be entitled to any diminution or abatement of rent or other compensation from Landlord therefor, but (ii) if such compliance is the obligation of Landlord under this Lease, the fixed annual rent hereunder shall be reduced and additional rents under Article 3 shall be adjusted in the same manner as is provided in Section 14.01 according to the reduction in rentable area of the demised premises resulting from such taking.

ARTICLE 15

ACCESS TO DEMISED PREMISES; CHANGES

15.01       Tenant shall permit Landlord to erect, use and maintain pipes, ducts and conduits in and through the demised premises, provided the same are installed adjacent to or concealed behind walls and ceilings of the demised premises.  Landlord shall to the extent reasonably practicable install such pipes, ducts and conduits by such methods and at such locations as will not materially interfere with or impair Tenant’s layout or use of the demised premises.  Landlord or its agents or designees shall have the right, upon notice (except in the case of emergency) to Tenant or any authorized employee of Tenant at the demised premises, to enter the demised premises, at reasonable times during business hours, for the making of such repairs or alterations as Landlord may deem necessary for the Building or which Landlord shall be required to or shall have the right to make by the provisions of this Lease or any other lease in the Building and, subject to the foregoing, shall also have the right to enter the demised premises for the purpose of inspecting them or exhibiting them to prospective purchasers or lessees of the entire Building or to prospective mortgagees of the fee or of the Landlord’s interest in the property of which the demised premises are a part or to prospective assignees of any such mortgages or to the holder of any mortgage on the Landlord’s interest in the property, its agents or designees.  Landlord shall be allowed to take all material into and upon the demised premises that may be required for the repairs or alterations above mentioned as the same is required for such purpose, without the same constituting an eviction of Tenant in whole or in part, and the rent reserved shall in no wise abate while said repairs or alterations are being made by reason of loss or interruption of the business of Tenant because of the prosecution of any such work.  Landlord shall exercise reasonable diligence so as to minimize the disturbance but nothing contained herein shall be deemed to require Landlord to perform the same on an overtime or premium pay basis.  Tenant agrees that Landlord shall have the right at any time to install in the Building on the insides of the windows thereof, a film to reduce the usage of energy in the Building.  Tenant agrees that the foregoing provisions of this Section shall apply to the installation, maintenance or replacement of such film.  Any notice to Tenant required pursuant to this Article 15 may be given orally.

15.02       Landlord reserves the right, without the same constituting an eviction and without incurring liability to Tenant therefor, to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairways, toilets or other public parts of the Building; provided, however, that access to the Building shall not be cut off and that there shall be no unreasonable obstruction of access to the demised premises or unreasonable interference with the use or enjoyment thereof.

15.03       Landlord reserves the right to light from time to time all or any portion of the demised premises at night for display purposes without paying Tenant therefor.

15.04       Landlord may, during the (12) months prior to expiration of the term of this Lease, exhibit the demised premises to prospective tenants.

15.05       If Tenant shall not be personally present to open and permit an entry into the demised premises at any time when for any reason an entry therein shall be urgently necessary by reason of fire or other emergency, Landlord or Landlord’s agents may forcibly enter the same without rendering Landlord or such agents liable therefor (if during such entry Landlord or Landlord’s agents shall accord reasonable care to Tenant’s property) and without in any manner affecting the obligations and covenants of this Lease, provided Landlord promptly repairs any damage caused by Landlord in its exercise of the foregoing rights.

ARTICLE 16

CONDITIONS OF LIMITATION

16.01       This Lease and the term and estate hereby granted are subject to the limitation that whenever Tenant shall make an assignment of the property of Tenant for the benefit of creditors, or shall file a voluntary petition under any bankruptcy or insolvency law or any involuntary petition alleging an act of bankruptcy or insolvency shall be filed against Tenant under any bankruptcy or insolvency law, or whenever a petition shall be filed by or against Tenant under the reorganization provisions of the United States Bankruptcy Act or under the provisions of any law of like import, or whenever a petition shall be filed by Tenant under the arrangement provisions of the United States Bankruptcy Act or under the provisions of any law of like import, or whenever a permanent receiver of Tenant or of or for the property of Tenant shall be appointed, then, Landlord may, (a) at any time after receipt of such notice of the occurrence of any such event, or (b) if such event occurs without the acquiescence of Tenant, at any time after the event continues for thirty (30) days, give Tenant a notice of intention to end the term of this Lease at the expiration of five (5) days from the date of service of such notice of intention, and upon the expiration of said five (5) day period, this Lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 18.

16.02       This Lease and the term and estate hereby granted are subject to further limitation as follows:

(a)           whenever Tenant shall default in the payment of any installment of fixed annual rent, or in the payment of any additional rent or any other charge payable by Tenant to Landlord, on any day upon which same ought to be paid, and such default shall continue for seven (7) days after Landlord shall have given Tenant a notice specifying such default, or

(b)           whenever Tenant shall do or permit anything to be done, whether by action or inaction, contrary to any of Tenant’s obligations hereunder, and if such situation shall continue and shall not be remedied by Tenant within twenty2fifteen (15) days after Landlord shall have given to Tenant a notice specifying the same, or, in the case of a happening or default which cannot with due diligence be cured within a period of fifteen (15) days and the continuation of which for the period required for cure will not subject Landlord to the risk of criminal liability (as more particularly described in Article 8 hereof) or termination of any superior lease or foreclosure of any superior mortgage, if Tenant shall not, (i) within said fifteen (15) day period advise Landlord of Tenant’s intention to duly institute all steps necessary to remedy such situation, (ii) duly institute within said fifteen (15) day period, and thereafter diligently and continuously prosecute to completion all steps necessary to remedy the same and (iii) complete such remedy within such time after the date of the giving of said notice of Landlord as shall reasonably be necessary, or

(c)           whenever any event shall occur or any contingency shall arise whereby this Lease or the estate hereby granted or the unexpired balance of the term hereof would, by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted by Article 11, or

(d)           whenever Tenant shall abandon the demised premises (unless as a result of a casualty) (for purposes of the foregoing “abandon” shall mean Tenant vacates the demised premises for more than thirty (30) days and fails to perform its obligations under this Lease), or

(e)           whenever in case any other lease held by Tenant from Landlord shall expire and terminate (whether or not the term thereof shall then have commenced) as a result of the default of Tenant thereunder or of the occurrence of an event as therein provided (other than by expiration of the fixed term thereof or pursuant to a cancellation or termination option therein contained), or

(f)            whenever a default of the kind set forth in Subsection 16.02(a), (b), or (c) hereof shall occur and if either (i) Tenant shall cure, after notice, such default within any applicable grace period or (ii) Landlord shall, in its sole discretion, permit Tenant to cure such default after the applicable grace period has expired, and if a similar default shall occur more than twice within the next three hundred sixty-five (365) days, whether or not such similar default or defaults is or are cured within the applicable grace period then in any of said cases set forth in the foregoing Subsections (a), (b), (c), (d), (e), and (f)  Landlord may give to Tenant a notice of intention to end the term of this Lease at the expiration of three (3) days from the date of the service of such notice of intention and upon the expiration of said three (3) days this Lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 18.

ARTICLE 17

RE-ENTRY BY LANDLORD; INJUNCTION

17.01              If Tenant shall default in the payment of any installment of fixed annual rent, or of any additional rent, on any date upon which the same ought to be paid, and if such default shall continue for seven (7) days after Landlord shall have given to Tenant a notice specifying such default, or if this Lease shall expire as in Article 16 provided, Landlord or Landlord’s agents and employees may immediately or at any time thereafter re-enter the demised premises, or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law, or by force or otherwise, without being liable to indictment, prosecution or damages therefrom, to the end that Landlord may have, hold and enjoy the demised premises again as and of its first estate and interest therein.  The word re-enter, as herein used, is not restricted to its technical legal meaning.  In the event of any termination of this Lease under the provisions of Article 16 or if Landlord shall re-enter the demised premises under the provisions of this Article 17 or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceedings or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall thereupon pay to Landlord the fixed annual rent and additional rent payable by Tenant to Landlord up to the time of such termination of this Lease, or of such recovery of possession of the demised premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 18.

17.02              In the event of a breach or threatened breach of Tenant of any of its obligations under this Lease, Landlord shall also have the right of injunction.  The special remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord may lawfully be entitled at any time and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein.

17.03              If this Lease shall terminate under the provisions of Article 16, or if Landlord shall re-enter the demised premises under the provisions of this Article 17, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all moneys, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such moneys shall be credited by Landlord against any fixed annual rent or additional rent due from Tenant at the time of such termination or re-entry or, at Landlord’s option against any damages payable by Tenant under Articles 16 and 18 or pursuant to law.

17.04              Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the demised premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease or otherwise.

ARTICLE 18

DAMAGES

18.01              If this Lease is terminated under the provisions of Article 16, or if Landlord shall re-enter the demised premises under the provisions of Article 17, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall pay to Landlord as damages, at the election of Landlord, either:

(a)                  a sum which at the time of such termination of this Lease or at the time of any such re-entry by Landlord, as the case may be, represents the then net present value of the excess (discounted at an annual rate of 8%), if any, of

(1)                the aggregate of the fixed annual rent and the additional rent payable hereunder which would have been payable by Tenant (conclusively presuming that additional rent on account of increases in Taxes shall increase at the average of the rates of increase thereof previously experienced by Landlord during the period (not to exceed three (3) years) prior to such termination) for the period commencing with such earlier termination of this Lease or the date of any such re-entry, as the case may be, and ending with the Expiration Date, had this Lease not so terminated or had Landlord not so re-entered the demised premises, over

(2)                the aggregate fair rental value of the demised premises for the same period, or

(b)                 sums equal to the fixed annual rent and the additional rent payable hereunder which would have been payable by Tenant had this Lease not so terminated, or had Landlord not so re-entered the demised premises, payable upon the due dates therefor specified herein following such termination or such re-entry and until the Expiration Date; provided, however, that if Landlord shall re-let the demised premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such re-letting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such re-letting the expenses incurred or paid by Landlord in terminating this Lease or in re-entering the demised premises and in securing possession thereof, as well as the commercially reasonable expenses of re-letting, including altering and preparing the demised premises for new tenants, brokers’ commissions, and all other expenses properly chargeable against the demised premises and the rental thereof; it being understood that any such re-letting may be for a period shorter or longer than the remaining term of this Lease; but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, or shall Tenant be entitled in any suit for the collection of damages pursuant to this subsection to a credit in respect of any net rents from a re-letting, except to the extent that such net rents are actually received by Landlord.  If the demised premises or any part thereof should be re-let in combination with other space, then proper apportionment on a square foot basis shall be made of the rent received from such re-letting and of the expenses of re-letting.

If the demised premises or any part thereof be re-let by Landlord in any arms-length transaction for the unexpired portion of the term of this Lease, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting shall, prima facie, be the fair and reasonable rental value for the demised premises, or part thereof, so re-let during the term of the re-letting.

18.02             Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this Lease would have expired if it had not been so terminated under the provisions of Article 16, or under any provision of law, or had Landlord not re-entered the demised premises.  Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant.  Nothing herein contained shall be construed to limit or prejudice the right of Landlord to prove for and obtain as liquidated damages by reason of the termination of this Lease or re-entry of the demised premises for the default of Tenant under this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which such damages are to be proved whether or not such amount be greater, equal to, or less than any of the sums referred to in Section 18.01.

ARTICLE 19

LANDLORD’S RIGHT TO PERFORM TENANT’S OBLIGATIONS

19.01              If Tenant shall default in the observance or performance of any term or covenant on Tenant’s part to be observed or performed under or by virtue of any of the terms or provisions in any Article of this Lease, (a) Landlord may remedy such default for the account of Tenant, immediately and without notice in case of emergency which poses a threat of damage to person or property, or in any other case only provided that Tenant shall fail to remedy such default with all reasonable dispatch after Landlord shall have notified Tenant in writing of such default and the applicable grace period for curing such default shall have expired; and (b) if Landlord makes any reasonable expenditures or incurs any obligations for the payment of money in connection with such default including, but not limited to, reasonable attorneys’ fees in instituting, prosecuting or defending any action or proceeding, such sums or obligations incurred, with interest at the Interest Rate, shall be deemed to be additional rent hereunder and shall be paid by Tenant to Landlord upon rendition of a bill to Tenant therefor.

ARTICLE 20

QUIET ENJOYMENT

20.01              Landlord covenants and agrees that subject to the terms and provisions of this Lease, if, and so long as, Tenant keeps and performs each and every covenant, agreement, term,

provision and condition herein contained on the part or on behalf of Tenant to be kept or performed, then Tenant’s right under this Lease shall not be cut off or ended before the expiration of the term of this Lease and Landlord shall defend Tenant against any claim of superior title arising by, from or under Landlord, subject however, to:  (i) the obligations of this Lease, and (ii) as provided in Article 25 hereof with respect to ground and underlying leases and mortgages which affect this Lease.

ARTICLE 21

SERVICES AND EQUIPMENT

21.01              Landlord shall, at its cost and expense:

(a)                   Provide operating elevator facilities on Business Days (as hereinafter defined in Article 22) during “regular hours” (that is between the hours of 8:00 A.M. and 6:00 P.M.) and shall have at least one elevator subject to call at all other times.  At Landlord’s option, the elevators shall be operated by automatic control or manual control, or by a combination of both of such methods.

(b)                   Heat shall be provided, as may be required for comfortable occupancy of the demised premises during regular hours on Business Days and from 8:00 A.M. through 1:00 P.M. on Saturdays during the heating season.  If Tenant shall require Heat service during hours other than regular hours or on days other than Business Days (hereinafter called “After Hours”), Landlord shall furnish such After Hours Heat service upon reasonable advance notice from Tenant, and Tenant shall pay, within 15 days of demand, Landlord’s established charges therefore.

(c)                   Landlord shall furnish to the Demised Premises year-round air conditioning (heated or cooled as may be required seasonally for comfortable occupancy during regular hours on Business Days and from 8:00 A.M. through 1:00 P.M. on Saturdays during the cooling season. Tenant shall abide by all reasonable regulations which Landlord promulgates for the proper functioning and protection of the HVAC system and for compliance with applicable governmental energy regulations and guidelines. Any modification of the HVAC system necessitated by any arrangement of partitioning in the Demised Premises which interferes with the normal operation of such system shall be made by Landlord at Tenant’s expense.

(d)                   INTENTIONALLY OMITTED.

(e)                   Provide cleaning and janitorial services on Business Days.  Tenant shall pay to Landlord on demand the costs incurred by Landlord for (a) extra cleaning work in the demised premises required because of (i) misuse or neglect on the part of Tenant or its employees or visitors, (ii) use of portions of the demised premises for preparation, serving or consumption of food or beverages, data processing, or reproducing operations, private lavatories or toilets or other special purposes requiring greater or more difficult cleaning work than office areas, (iii) unusual quantity of interior glass surfaces, (iv) non-building standard materials or finishes installed by Tenant or at its request and (b) removal from the demised premises and the Building of so much of any refuse and rubbish of Tenant as shall exceed that ordinarily accumulated daily in the routine of business office occupancy.  Landlord, its cleaning contractor and their employees shall have After Hours access to the demised premises and the free use of light, power and water in the demised premises as reasonably required for the purpose of cleaning the demised premises in accordance with Landlord’s obligations hereunder.

(f)                    Furnish warm and cold water for lavatory and drinking and office cleaning purposes.  If Tenant requires, uses or consumes water for any other purposes, Tenant agrees to Landlord installing a meter or meters or other means to measure Tenant’s water consumption, and Tenant further agrees to reimburse Landlord for the cost of the meter or meters and the installation thereof, and to pay for the maintenance of said meter equipment and/or to pay Landlord’s cost of other means of measuring such water consumption by Tenant.  Tenant shall reimburse Landlord for the cost of all water consumed, as measured by said meter or meters or as otherwise measured, including sewer rents.

21.02              Any use of the demised premises for a purpose other than a permitted hereunder, or any part thereof, or rearrangement of partitioning by Tenant in a manner that interferes with normal operation of the heat and air-conditioning systems (hereinafter called the systems) servicing the same, may require changes in such systems.  Such changes, so occasioned, shall be made by Tenant, at its expense, subject to Landlord’s prior written approval of such changes, which approval may be withheld for any reason.  Tenant shall not make any change, alteration, addition or substitution to the air-conditioning system without Landlord’s prior written approval, which may be withheld for any reason.

21.03              INTENTIONALLY OMITTED.

21.04              Landlord reserves the right without any liability whatsoever, or abatement of fixed annual rent or additional rent (except as provided below), to stop the heating, air-conditioning, elevator, plumbing, electric and other systems when necessary by reason of accident or emergency or for repairs, alterations, replacements or improvements.  Except in case of emergency, Landlord shall provide at least 24-hours advance written notice of any such systems and Landlord shall use reasonable efforts to exercise the rights under this Section at such times and in such manner as to minimize interference with Tenant’s operations.  Notwithstanding anything in this Lease to the contrary, if such stoppage arises as a result of gross negligence, willful misconduct or breach of this Lease on the part of Landlord or any of Landlord’s agents, contractors or employees and Tenant is unable to use all or a portion of the demised premises for its business purposes for a period of fifteen (15) days, the fixed rent and additional rent due hereunder shall abate until Tenant is again able to use the demised premises for its business purposes.

21.05              INTENTIONALLY OMITTED.

21.06              Tenant agrees to employ such office maintenance contractors as Landlord may from time to time designate, for all waxing, polishing, lamp replacement, cleaning and maintenance work in the demised premises, provided that the quality thereof and the charges therefor are reasonably comparable to that of other contractors.  Tenant shall not employ any other contractor without Landlord’s prior written consent.

21.07              Landlord will (i) maintain listings on the Building directory of the name of Tenant, and the name of any employees of Tenant provided the total number of such listings shall not exceed Tenant’s Proportionate Share of the available spaces, and (ii) provide building standard entry signage identifying Tenant at the entry to the demised premises.  The listing of any name other than that of Tenant on the Building directory shall not operate to vest any right or interest in this Lease or in the demised premises or be deemed to be the written consent of Landlord to the occupancy of any portion of the demised premises by such person, it being expressly understood that any such listing is a privilege extended by Landlord revocable at will by written notice to Tenant.

21.08              Landlord shall be responsible for the maintenance, repair and replacement of the structure of the Building, including, without limitation, the foundation, exterior walls, floor slabs, roof, drainage system, and other structural elements of the Building, any lobbies, common corridors and other areas of the Building, the Building facilities, mechanical systems and equipment, and any other improvements, facilities or equipment within the Building which are not exclusively the responsibility of tenants of the Building, such that the same are kept in good and operational condition and in compliance with Legal Requirements;

21.09              Landlord shall provide standard security guard service for the Building with 24-hour on-site lobby attendant stationed in the main lobby.

21.10              Landlord will not be required to furnish any other services, except as otherwise provided in this Lease.

ARTICLE 22

DEFINITIONS

22.01              The term “Landlord” as used in this Lease means only the owner, or the mortgagee in possession, for the time being of the Land and Building (or the owner of a lease of the Building or of the Land and Building), so that in the event of any transfer of title to said Land and Building or said lease, or in the event of a lease of the Building, or of the Land and Building, upon notification to Tenant of such transfer or lease the said transferor Landlord shall be and hereby is entirely freed and relieved of all future covenants, obligations and liabilities of Landlord hereunder, and it shall be deemed and construed as a covenant running with the land without further agreement between the parties or their successors in interest, or between the parties and the transferee of title to said Land and Building or said lease, or the said lessee of the Building, or of the Land and Building, that the transferee or the lessee has assumed and agreed to carry out any and all such covenants, obligations and liabilities of Landlord hereunder.

22.02              The term “Business Days” as used in this Lease shall exclude Saturdays, Sundays and all days observed by the Federal, State or local government as legal holidays as well as all other days recognized as holidays under applicable union contracts.

22.03              “Interest Rate” shall mean a rate per annum equal to the lesser of (a) 2% above the commercial lending rate announced from time to time by JP Morgan Chase Bank (New York,

New York), as its prime rate for ninety (90) day unsecured loans, or (b) the maximum applicable legal rate, if any.

22.04              “Legal Requirements” shall mean laws, statutes and ordinances (including building codes and zoning regulations, and ordinances) and the orders, rules, and regulations, directives and requirements of all federal, state, county, city and borough departments, bureaus, boards, agencies, offices, commissions and other subdivisions thereof, or of any official thereof, or of any other governmental public or quasi-public authority, whether now or hereafter in force, which may be applicable to the Land or Building or the demised premises or any part thereof, or the sidewalks, curbs or areas adjacent thereto and all requirements, obligations and conditions of all instruments of record on the date of this Lease.

ARTICLE 23

INVALIDITY OF ANY PROVISION

23.01              If any term, covenant, condition or provision of this Lease or the application thereof to any circumstance or to any person, firm or corporation shall be invalid or unenforceable to any extent, the remaining terms, covenants, conditions and provisions of this Lease or the application thereof to any circumstances or to any person, firm or corporation other than those as to which any term, covenant, condition or provision is held invalid or unenforceable, shall not be affected thereby and each remaining term, covenant, condition and provision of this Lease shall be valid and shall be enforceable to the fullest extent permitted by law.

ARTICLE 24

BROKERAGE

24.01              Tenant covenants, represents and warrants that Tenant has had no dealings or communications with any broker, or agent other than CB Richard Ellis, Inc. (which is representing Landlord) and Republic Realty Services, Inc. in connection with the consummation of this Lease, and Tenant covenants and agrees to pay, hold harmless and indemnify Landlord from and against any and all cost, expense (including reasonable attorneys’ fees) or liability for any compensation, commissions or charges claimed by any broker or agent, other than the broker(s) set forth in this Section 24.01, with respect to this Lease or the negotiation thereof.  Landlord agrees it shall be responsible for any compensation, commission or charges due to the brokers identified above.

ARTICLE 25

SUBORDINATION

25.01              This Lease is and shall be subject and subordinate to all ground or underlying leases which may now or hereafter affect the real property of which the demised premises forms a part and to all mortgages which may now or hereafter affect such leases or such real property, and to all renewals, modifications, replacements and extensions thereof.  The provisions of this

Section 25.01 shall be self operative and no further instrument of subordination shall be required.  In confirmation of such subordination, Tenant shall promptly execute and deliver at its own cost and expense any instrument, in recordable form if required, that Landlord, the lessor of the ground or underlying lease or the holder of any such mortgage or any of their respective successors in interest may request to evidence such subordination provided the same is in form and substance reasonably acceptable to Tenant.

25.02              In the event of a termination of any ground or underlying lease, or if the interests of Landlord under this Lease are transferred by reason of, or assigned in lieu of, foreclosure or other proceedings for enforcement of any mortgage, or if the holder of any mortgage acquires a lease in substitution therefor, then Tenant under this Lease will, at the option to be exercised in writing by the lessor under such ground or underlying lease or such mortgagee or purchaser, assignee or lessee, as the case may be, either (i) attorn to it and will perform for its benefit all the terms, covenants and conditions of this Lease on Tenant’s part to be performed with the same force and effect as if said lessor, such mortgagee or purchaser, assignee or lessee, were the landlord originally named in this Lease, or (ii) enter into a new lease with said lessor or such mortgagee or purchaser, assignee or lessee, as landlord, for the remaining term of this Lease and otherwise on the same terms and conditions and with the same options, if any, then remaining.  The foregoing provisions of clause (i) of this Section 25.02 shall enure to the benefit of such lessor, mortgagee, purchaser, assignee or lessee, shall be self operative upon the exercise of such option, and no further instrument shall be required to give effect to said provisions.  Tenant, however, upon demand of any such lessor, mortgagee, purchaser, assignee or lessee agrees to execute, from time to time, instruments in confirmation of the foregoing provisions of this Section 25.02, satisfactory to any such lessor, mortgagee, purchaser, assignee or lessee, acknowledging such attornment and setting forth the terms and conditions of its tenancy provided the same is in form and substance acceptable to Tenant.  Tenant hereby constitutes and appoints Landlord or its successors in interest to be the Tenant’s attorney in fact, irrevocably and coupled with an interest, to execute and deliver such instrument of attornment, or such new lease, if the Tenant refuses or fails to do so promptly upon request.

25.03              Anything herein contained to the contrary notwithstanding, under no circumstances shall the aforedescribed lessor under the ground lease or mortgagee or purchaser, assignee or lessee, as the case may be, whether or not it shall have succeeded to the interests of the landlord under this Lease, be:

(a)                   liable for any act, omission or default of any prior landlord (including, without limitation, the then defaulting landlord) unless of a continuing nature; or

(b)                   subject to any offsets, claims or defenses which Tenant might have against any prior landlord(including, without limitation, the then defaulting landlord) other than any abatement provided for under the express terms of this Lease to the extent such abatement is applicable to periods after the date of such succession as landlord; or

(c)                   bound by any rent or additional rent which Tenant might have paid to any prior landlord for more than one month in advance; or

(d)                   bound by any modification, amendment or abridgment of the Lease, or any cancellation or surrender or termination of the same, made without its prior written approval to the extent made after such party’s interest in the Building was identified in writing to Tenant; or

(e)                   bound by any obligation to make any payment to or on behalf of Tenant or to perform any improvements to the demised premises; or

(f)                    bound to return Tenant’s security deposit, if any, until such deposit has come into its actual possession and Tenant would be entitled to such security deposit pursuant to the terms of this Lease.

25.04              INTENTIONALLY OMITTED.

25.05              Tenant has notice that the Lease and the rents and all other sums due thereunder have been or may be assigned to any mortgagee as security for a mortgage loan.  In the event any such mortgagee notifies Tenant of the occurrence of an event of default under its mortgage and demands that Tenant pay its rents and all other sums due or to become due under the Lease directly to the mortgagee, Tenant shall honor such demand and pay its rent and all other sums due under the Lease directly to such mortgagee or as otherwise authorized in writing by such mortgagee.  Landlord hereby irrevocably authorizes Tenant to make the foregoing payments to such mortgagee upon such notice and demand.

ARTICLE 26

CERTIFICATE OF TENANT

26.01              Tenant agrees, at any time and from time to time, as requested by Landlord or any mortgagee, upon not less than ten (10) days’ prior notice, to execute and deliver to Landlord a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), certifying the dates to which the fixed annual rent and additional rent have been paid, and stating whether or not, to the best knowledge of Tenant, Landlord is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default of which Tenant may have knowledge and containing such other information as Landlord may request, it being intended that any such statement delivered pursuant hereto may be relied upon by others with whom Landlord may be dealing.

26.02              In the event of any act or omission by Landlord, Tenant will not exercise any right to terminate this Lease (other than in connection with casualty or eminent domain) or to remedy the default and deduct the cost thereof from rent due hereunder until Tenant shall have given written notice of such act or omission to the ground lessor and to the holder of any mortgage on the fee or the ground lease to the extent such parties have been previously identified to Tenant by written notice, and until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notices, and following the time when such lessor or holder shall have the right pursuant to such superior instrument to cure the same, during which time such lessor or holder shall have the right, but shall not be obligated, to remedy or cause to be remedied such act or omission.  Tenant shall not exercise any right pursuant to this Section 26.02 if the holder of any mortgage or such aforesaid lessor commences to cure such aforesaid act or omission within a reasonable time and diligently prosecutes such cure thereafter.  Tenant shall send a copy of any notices given to Landlord under the Lease alleging nonperformance by Landlord of any term or covenant under the Lease to such lessor, mortgagee, purchaser, assignee or lessee, as the case may be, at the same time and in the same manner as such notice is sent to Landlord provided the identity and mailing address for such party or parties have been previously delivered to Tenant.

ARTICLE 27

LEGAL PROCEEDINGS; WAIVER OF JURY TRIAL; WAIVER OF DAMAGES

27.01              Landlord and Tenant do hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the demised premises, and/or any other claims (except claims for bodily injury or damage to physical property), and any emergency statutory or any other statutory remedy.  It is further mutually agreed that in the event Landlord commences any summary proceeding, Tenant will not interpose and does hereby waive the right to interpose any counterclaim of whatever nature or description in any such proceeding.

27.02              Landlord and Tenant each hereby waive all claims for consequential, punitive or special damages against the other in connection with this Lease and any matters arising therefrom except as Section 42.12 below.

ARTICLE 28

SURRENDER OF PREMISES

28.01              Upon the expiration or other termination of the term of this Lease, Tenant shall quit and surrender to Landlord the demised premises, broom clean, in substantially the same order and condition as existed on the Commencement Date, ordinary wear and tear and damage by fire, the elements or other casualty excepted, and Tenant shall remove all of its property as herein provided.  Tenant’s obligation to observe or perform this covenant shall survive the expiration or other termination of the term of this Lease.

ARTICLE 29

RULES AND REGULATIONS

29.01              Tenant and Tenant’s servants, employees and agents shall observe faithfully and comply strictly with the Rules and Regulations set forth in Schedule B attached hereto and made part hereof entitled “Rules and Regulations” and such other and further reasonable Rules and Regulations as Landlord or Landlord’s agents may from time to time adopt; provided, however, that in case of any conflict or inconsistency between the provisions of this Lease and of any of the Rules and Regulations as originally or as hereafter adopted, the provisions of this

Lease shall control.  Reasonable written notice of any additional Rules and Regulations shall be given to Tenant.

Nothing in this Lease contained shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease, against any other tenant of the Building, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

ARTICLE 30

CONSENTS AND APPROVALS

30.01              Wherever in this Lease Landlord’s consent or approval is required, if Landlord shall delay or refuse such consent or approval, Tenant in no event shall be entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any claim, for money damages (nor shall Tenant claim any money damages by way of setoff, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord unreasonably withheld or unreasonably delayed its consent or approval.  Tenant’s sole remedy shall be an action or proceeding to enforce any such provision, for specific performance, injunction or declaratory judgment, or at Tenant’s election, Tenant may submit the same to expedited arbitration pursuant to Article 38 of this Lease.

ARTICLE 31

NOTICES

31.01              Any notice or demand, consent, approval or disapproval, or statement required to be given by the terms and provisions of this Lease, or by any law or governmental regulation, either by Landlord to Tenant or by Tenant to Landlord, shall be in writing.  Unless otherwise required by such law or regulation, such notice or demand shall be given, and shall be deemed to have been served and given three (3) business days after when such notice or demand is mailed by registered or certified mail deposited enclosed in a securely closed postpaid wrapper, in a United States Government general or branch post office, or official depository within the exclusive care and custody thereof, addressed to either party, at its address set forth on page 1 of this Lease.  After Tenant shall occupy the demised premises, the address of Tenant for notices, demands, consents, approvals or disapprovals shall be the Building.  Either party may, by notice as aforesaid, designate a different address or addresses for notices, demands, consents, approvals or disapprovals.

31.02              In addition to the foregoing, either Landlord or Tenant may, from time to time, request in writing that the other party serve a copy of any notice or demand, consent, approval or disapproval, or statement, on one other person or entity designated in such request, such service to be effected as provided in Section 31.01 hereof.  Landlord hereby requests that a copy of all notices or demands from Tenant to Landlord be sent to Capstone Equities, LLC,  14 Wall Street, 5th Floor, New York, New York 10005.  Tenant hereby requests that a copy of all notices or demand from Landlord to Tenant be sent to EnerNoc, Inc., 75 Federal Street, Suite 300, Boston, Massachusetts 02110, Attention: Mr. Neal Isaacson.

ARTICLE 32

NO WAIVER

32.01              No agreement to accept a surrender of this Lease shall be valid unless in writing signed by Landlord.  No employee of Landlord or of Landlord’s agents shall have any power to accept the keys of the demised premises prior to the termination of this Lease.  The delivery of keys to any employee of Landlord or of Landlord’s agent shall not operate as a termination of this Lease or a surrender of the demised premises.  In the event of Tenant at any time desiring to have Landlord sublet the demised premises for Tenant’s account, Landlord or Landlord’s agents are authorized to receive said keys for such purpose without releasing Tenant from any of the obligations under this Lease.  The failure of either party to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease or any of the Rules and Regulations set forth herein, or hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation from having all the force and effect of an original violation.  The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach.  The failure of Landlord to enforce any of the Rules and Regulations set forth herein, or hereafter adopted, against Tenant and/or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations.  No provision of this Lease shall be deemed to have been waived by Landlord, unless such waiver be in writing signed by Landlord.  No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on the account of the earliest stipulated rent, nor shall any endorsement or payment of rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy in this Lease provided.

32.02              This Lease contains the entire agreement between the parties, and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

ARTICLE 33

CAPTIONS

33.01              The captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Lease nor the intent of any provision thereof.

ARTICLE 34

INABILITY TO PERFORM

34.01              If, by reason of (1) strike, (2) labor troubles, (3) governmental preemption in connection with a national emergency, (4) any rule, order or regulation of any governmental agency, (5) conditions of supply or demand which are affected by war or other national, state or municipal emergency, or any other cause or (6) any cause beyond such party’s reasonable control, such party shall be unable to fulfill its obligations under this Lease, such party shall have no liability in connection therewith and this Lease, but in no event shall the foregoing excuse or permit the delay of payment of any sum due hereunder.

ARTICLE 35

NO REPRESENTATIONS BY LANDLORD

35.01              Landlord or Landlord’s agents have made no representations or promises with respect to the Building or demised premises except as herein expressly set forth.

ARTICLE 36

NAME OF BUILDING

36.01              Landlord shall have the full right at any time to name and change the name of the Building and to change the designated address of the Building.  The Building may be named after any person, firm, or otherwise, whether or not such name is, or resembles, the name of a tenant of the Building.

ARTICLE 37

RESTRICTIONS UPON USE

37.01              It is expressly understood that no portion of the demised premises shall be used as, or for (i) a bank, trust company, savings bank, industrial bank, savings and loan association or personal loan bank (or any branch office or public accommodation office of any of the foregoing), or (ii) a public stenographer or typist, barber shop, beauty shop, beauty parlor or shop, telephone or telegraph agency, telephone or secretarial service, messenger service, travel or tourist agency, employment agency, public restaurant or bar, commercial document reproduction or offset printing service, public vending machines, retail, wholesale or discount shop for sale of merchandise, retail service shop, labor union, school or classroom, governmental or quasi-governmental bureau, department or agency, including an autonomous governmental corporation, an advertising agency, a firm whose principal business is real estate brokerage, or a company engaged in the business of renting office or desk space.

ARTICLE 38

ARBITRATION

38.01              In each case specified in this Lease in which resort to arbitration shall be required, such arbitration (unless otherwise specifically provided in other Sections of this Lease) shall be in New York City in accordance with the Commercial Arbitration Rules of the American Arbitration Association and the provisions of this Lease.  The decision and award of the arbitrators shall be in writing, shall be final and conclusive on the parties, and counterpart copies thereof shall be delivered to each of the parties.  In rendering such decision and awards, the arbitrators shall not add to, subtract from or otherwise modify the provisions of this Lease.  Judgment may be had on the decision and award of the arbitrators so rendered in any court of competent jurisdiction.

ARTICLE 39

INDEMNITY

39.01              Tenant shall indemnify, defend and save Landlord its agents, and employees and any mortgagee of Landlord’s interest in the Land and/or the Building and any lessor under any superior lease harmless from and against any liability or expense arising from (i) the negligence or willful misconduct of Tenant, its agents, and employees (ii) anything occurring within the demised premises (except to the extent caused by or arising out of the negligence or willful misconduct of Landlord, its agents, employees or contractors, or (iii) from any breach of this Lease by Tenant.  Landlord shall indemnify, defend and save Tenant its agents, and employees and officers harmless from and against any liability or expense arising from (i) the negligence or willful misconduct of Landlord, its agents, and employees, and (ii) from any breach of this Lease by Landlord.

ARTICLE 40

MEMORANDUM OF LEASE

40.01              Tenant shall, at the request of Landlord execute and deliver a statutory form of memorandum of this Lease for the purpose of recording, but said memorandum of this Lease shall not in any circumstances be deemed to modify or to change any of the provisions of this Lease.  In no event shall Tenant record this Lease.

ARTICLE 41

SECURITY

41.01              Tenant has deposited with Landlord the sum of 70,000.00 as security for the faithful performance and observance by Tenant of the terms, provisions, covenants and conditions of this Lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions, covenants and conditions of this Lease beyond applicable notice and cure periods, including, but not limited to, the payment of fixed annual rent and additional rent,

Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any fixed annual rent and additional rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant’s default in respect of any of the terms, provisions, covenants and conditions of this Lease, including but not limited to, any damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord.  The security (or any remaining balance thereof after application by Landlord as permitted above) shall be returned to Tenant within sixty (60) days after the date fixed as the end of the Lease and after delivery of entire possession of the demised premises to Landlord.  In the event of a sale of the Land and Building or leasing of the Building, of which the demised premises form a part, Landlord shall transfer the security to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look solely to the new landlord for the return of said security; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new landlord.  Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.  In the event Landlord applies or retains any portion or all of the security deposited, Tenant shall forthwith restore the amount so applied or retained. Said shall “burn-down” so that on the twenty fifth (25th) month anniversary of the Commencement Date, the required security shall be reduced to $50,000.00 and maintained at that level until the expiration of this Lease, and within thirty (30) days of such 25th month anniversary, Landlord shall return $20,000 to Tenant.

ARTICLE 42

MISCELLANEOUS

42.01              Irrespective of the place of execution or performance, this Lease shall be governed by and construed in accordance with the laws of the State of New York.

42.02              This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted.

42.03              Except as otherwise expressly provided in this Lease, each covenant, agreement, obligation or other provision of this Lease on Tenant’s part to be performed shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease.

42.04              All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

42.05              Time shall be of the essence with respect to the exercise of any option granted under this Lease.

42.06              Except as otherwise provided herein, whenever payment of interest is required by the terms hereof it shall be at the Interest Rate.

42.07              If the demised premises or any additional space to be included within the demised premises shall not be available for occupancy by Tenant in the condition required hereunder on September 1, 2008 for any reason whatsoever, then this Lease shall not be affected thereby but, in such case, (i) said date shall be deemed to be postponed until the date when possession of the demised premises or such additional space shall be delivered to Tenant for occupancy by Tenant in the condition required hereunder and such date shall be the Commencement Date, (ii) the schedule set forth in Section 1.01 shall be adjusted based on such date and Tenant shall have no obligation to pay any fixed rent or additional rent until such date, and (iii) Tenant shall not be entitled to possession of the demised premises or such additional space until the same are available for occupancy by Tenant except as provided in the “Witnesseth” clause above; provided, however, that Tenant shall have no claim against Landlord, and Landlord shall have no liability to Tenant by reason of any such postponement of said specific date, and the parties hereto further agree that any failure to have the demised premises or such additional space available for occupancy by Tenant on said date shall in no wise affect the obligations of Tenant hereunder (except as provided herein) nor shall the same be construed in any wise to extend the term of this Lease and furthermore, this Section 42.07 shall be deemed to be an express provision to the contrary of Section 223a of the Real Property Law of the State of New York and any other law of like import now or hereafter in force.

42.08              In the event that Tenant is in arrears in payment of fixed annual rent or additional rent hereunder, Tenant waives Tenant’s right, if any, to designate the items against which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payments made by Tenant to any items it sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items against which any such payments shall be credited.

42.09              This Lease shall not be binding upon either party unless and until it is signed by Landlord and a signed copy thereof is delivered by Landlord to Tenant.

42.10              Tenant shall not occupy any space in the Building (by assignment, sublease or otherwise) other than the demised premises, except with the prior written consent of Landlord in each instance.

42.11              Within 30 days after request by Landlord, Tenant shall deliver to Landlord Tenant’s most recent publicly available financial statement of Tenant for such fiscal year.

42.12              (a)               In the event this Lease is not renewed or extended or a new lease is not entered into between the parties, and if Tenant shall then hold over after the expiration of the term of this Lease, and if Landlord shall then not proceed to remove Tenant from the demised premises in the manner permitted by law (or shall not have given written notice to Tenant that Tenant must vacate the demised premises) irrespective of whether or not Landlord accepts rent from Tenant for a period beyond the Expiration Date, the parties hereby agree that Tenant’s occupancy of the demised premises after the expiration of the term shall be under a month-to-month tenancy commencing on the first day after the expiration of the term, which tenancy shall be upon all of the terms set forth in this Lease except Tenant shall pay on the first day of each month of the holdover period as fixed annual rent, an amount equal to the higher of (i) an amount equal to 1.75 times one-twelfth of the sum of the fixed annual rent and additional rent payable by

Tenant during the last year of the term of this lease (i.e., the year immediately prior to the holdover period) or (ii) an amount equal to the then market rental value for the demised premises as shall be established by Landlord giving notice to Tenant of Landlord’s good faith estimate of such market rental value.  Tenant may dispute such market rental value for the demised premises as estimated by Landlord by giving notice to Landlord within but in no event after ten days after the giving of Landlord’s notice to Tenant (as to the giving of which notice to Landlord, time shall be deemed of the essence).  Enclosed with such notice, Tenant shall be required to furnish to Landlord a certified opinion of a reputable New York licensed real estate broker having leasing experience in the Borough of Manhattan, for a period of not less than ten (10) years setting forth said broker’s good faith opinion of the market rental value of the demised premises.  If Tenant and Landlord are unable to resolve any such dispute as to the market rental value for the demised premises then an independent arbitrator who shall be a real estate broker of similar qualifications and shall be selected from a listing of not less than three (3) brokers furnished by the Real Estate Board of New York, Inc. to Tenant and Landlord (at the request of either Landlord or Tenant).  If Landlord and Tenant are unable to agree upon the selection of the individual arbitrator from such listing, then the first arbitrator so listed by the Real Estate Board of New York, Inc. shall be conclusively presumed to have been selected by both Landlord and Tenant and the decision of such arbitrator shall be conclusive and binding upon the parties as to the market rental value for the demised premises.  Pending the determination of the market rental value of the demised premises upon the expiration of the term of this lease, Tenant shall pay to Landlord as fixed annual rent an amount computed in accordance with clauses (i) or (ii) of this subsection 42.12(a) (as Landlord shall then elect), and upon determination of the market rental value of the demised premises in accordance with the preceding provisions hereof appropriate adjustments and payments shall be effected.  Further, Landlord shall not be required to perform any work, furnish any materials or make any repairs within the demised premises during the holdover period.  It is further stipulated and agreed that if Landlord shall, at any time after the expiration of the original term or after the expiration of any term created thereafter, proceed to remove Tenant from the demised premises as a holdover, the fixed annual rent for the use and occupancy of the demised premises during any holdover period shall be calculated in the same manner as set forth above in this Section 42.12.  In addition to the foregoing, Landlord shall be entitled to recover from Tenant any losses or damages arising from such holdover.

(b)                   Notwithstanding anything to the contrary contained in this lease, the acceptance of any rent paid by Tenant pursuant to subsection 42.12(a) hereof shall not preclude Landlord from commencing and prosecuting a holdover or summary eviction proceeding, and the preceding sentence shall be deemed to be an “agreement expressly providing otherwise” within the meaning of Section 232-c of the Real Property Law of the State of New York.

(c)                   If Tenant shall hold-over or remain in possession of any portion of the Premises beyond the Expiration Date, Tenant shall be subject not only to summary proceeding and all damages related thereto, but also to any damages arising out of any lost opportunities (and/or new leases) by Landlord to re-let the Premises (or any part thereof).  All damages to Landlord by reason of such holding over by Tenant may be the subject of a separate action and need not be asserted by Landlord in any summary proceedings against Tenant.

42.13              Tenant shall have four (4) hours of free usage of the service elevator in it is initial move after normal Business Hours in.

ARTICLE 43  INTENTIONALLY OMITTED.

ARTICLE 44

ICIP

44.01              For purposes of this Article 44, the term “Project” shall mean, collectively, (x) the performance by Landlord of certain improvements in and to the common areas and facilities of the Building, as determined by Landlord in it sole discretion, and (y) the performance by Tenant of any alterations, additions, installations or improvements, including Tenant’s Work.  All other terms used herein, unless otherwise defined in this Lease, shall have the meanings ascribed to them in Sections 11-256 through 11-267 of the Administrative Code of the City of New York, authorized by Title 2-D of Article 4 of the New York Real Property Tax Law and all rules and regulations promulgated thereunder including without limitation the rules and regulations of the New York City Department of Finance (“DOF”), the New York City Department of Business Services (“DBS”) and the New York City Department of Business Services, Division of Labor Services (“DOBS/DLS”) (herein collectively called the “Industrial and Commercial Incentive Program” or the “ICIP Program”).

44.02              Tenant acknowledges that Landlord has advised Tenant that Landlord may  (but shall not be obligated to) apply for the benefits and entitlements provided by Section 489-bbbb, Subdivision 5 of the ICIP Program.  Tenant will cooperate in all reasonable respects with Landlord in applying for, and in obtaining from the appropriate governmental authorities, certificates of eligibility determining that Landlord is eligible for a partial exemption from real estate tax payments pursuant to the ICIP Program. Tenant shall comply (and, with respect to any contractors and subcontractors performing work on the Project, shall include or require, as the case may be, provisions in their contracts and subcontracts requiring such contractors and subcontractors to comply, and promptly following receipt of notice of any failure of such contractors or subcontractors to comply, shall use reasonable efforts to enforce such contractual obligations to comply, including, without limitation, by way of the termination of such contracts and/or subcontracts) with all applicable provisions, regulations and requirements of the ICIP Program so that the Building will receive the benefits and entitlements provided by the ICIP Program (the “ICIP Benefits”), which compliance shall include without limitation, the filing and obtaining of  all required applications, permits, licenses and certificates and, if required by the DOBS/DLS, the hiring of apprentice laborers.  Landlord makes no representation or warranty to Tenant that the ICIP Benefits shall be received in whole or in part.

44.03              Tenant shall, prior to the performance of any alterations, additions or improvements in or to the demised premises or the Building, or the issuance of any building permits or award of any construction contracts in connection therewith, notify Landlord of its intent to perform such alterations, additions, improvements or installations and the estimated cost thereof in order to enable Landlord to include such alterations, installations, additions and improvements in the Building’s applications for ICIP Benefits.

44.04             (i)                In order to ensure that no actions taken by any construction managers, contractors or subcontractors engaged by Tenant in connection with the Project (“Tenant’s Contractors”) will cause the Building to fail to qualify for or to lose the ICIP Benefits, Tenant shall use only such Tenant’s Contractors that qualify under and otherwise satisfy the requirements of the ICIP Program for performance of work comprising part of the Project.

(ii)             All of Tenant’s Contractors employed in connection with the Project shall be contractually required by Tenant to comply with the provisions of the ICIP Program.  Tenant hereby agrees that it shall indemnify and hold harmless Landlord and its partners, directors, officers, agents and employees from and against any and all claims, loss, damage, liability, cost or expense arising from or in connection with any failure by Tenant or Tenant’s Contractors to comply with the provisions of the ICIP Program.  If Landlord is notified of any violation of the ICIP Program by Tenant’s Contractors, Landlord shall promptly advise Tenant thereof and send a copy of such notice to Tenant, and Tenant will take all appropriate diligent steps to cause Tenant’s Contractors to cure such violations.

44.05              At Landlord’s request, to the extent required to enable Landlord to file annual certificates of continuing use as required by the ICIP Program and/or to continue to receive the ICIP Benefits, Tenant shall (i) report to Landlord the use of the demised premises, the number of workers permanently engaged in employment in the demised premises, the nature of each worker’s employment, the number of such workers who reside in New York City and the New York City residency of each worker, (ii) provide access to the demised premises by employees and agents of any governmental agency enforcing the ICIP Program (including, without limitation, DOF) at all reasonable times, upon reasonable notice when requested by Landlord and (iii) enforce the contractual obligations of Tenant’s Contractors to comply with the DOBS/DLS requirements.

44.06              Without limiting Tenant’s rights under this Article 44, Tenant shall not be required to pay any real estate taxes or charges which may become due because of the willful neglect or fraud by Landlord in connection with the ICIP Program, or otherwise relieve or indemnify Landlord from any personal liability which may arise under Section 11-265 of the Administrative Code of the City of New York, unless the imposition of such real estate taxes or charges, or liability, resulted from any actions of Tenant in violation of this Lease or Tenant’s failure to comply with the ICIP Regulations.

44.07              Tenant represents to Landlord that, within seven (7) years immediately preceding the date of this Lease, Tenant has not been adjudged by a court of competent jurisdiction to have been guilty of (x) an act, with respect to a building, which is made a crime under the provisions of Article 150 of the Penal Law of the State of New York or any similar law of another state, or (y) any act made a crime or violations by the provisions of Section 235 of the Real Property Law of the State of New York, nor is any charge for violation of such laws presently pending against Tenant. Upon request of Landlord, from time to time, Tenant agrees to update said representation when required because of the ICIP Program.  Tenant further agrees to cooperate with Landlord in compliance with the ICIP Program  to aid Landlord in obtaining and maintaining the ICIP Benefits and, if requested by Landlord, to post a notice in a conspicuous place in the demised premises and to publish a notice in a newspaper of general circulation in the City of New York, in such form as shall be prescribed by DOF, stating that persons having information concerning any violation by Tenant of Section 235 of the Real Property Law or any Section of Article 150 of the Penal Law or any similar law of another jurisdiction may submit such information to DOF to be considered in determining Landlord’s eligibility for tax exemption benefits.

44.08.             Tenant hereby agrees that it shall indemnify and hold harmless Landlord and its partners, directors, officers, agents and employees from and against any and all claims, loss, damage, liability, cost or expense arising from the Building’s failure to qualify for or the loss of the ICIP Benefits as a result of Tenant’s failure to comply with its obligations set forth in this Article 48 or any requirement of the ICIP Program, or as a result of Tenant’s Contractors failure to comply with any requirement of the ICIP Program.

44.08              Tenant shall pay to Landlord on demand as additional rent hereunder, Tenant’s Tax Proportionate Share of any and all reasonable costs incurred by Landlord in connection with the ICIP Program.

IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Lease as of the day and year first above written.

CRP/CAPSTONE 14W PROPERTY OWNER, L.L.C.

By:	/s/ Daniel Ghadamian
Name: Daniel Ghadamian
Title: Manager

ENERNOC, INC., Tenant

By:	/s/ Neal C. Isaacson
Name: Neal C. Isaacson
Title: CFO

Tenant’s Federal Tax Identification Number is: 87-0698303.

TENANT ACKNOWLEDGMENT

COMMONMWEALTH OF MASSACHUSETTS       )

: ss.:

COUNTY OF SUFFOLK)

On the 8th day of September in the year 2008, before me, the undersigned, a Notary Public in and for said State, personally appeared Neal C. Isaacson, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the individual(s) acted, executed the instrument.

/s/ Sarah Greene

Notary Public

SCHEDULE A

Floor Plan

SCHEDULE B

RULES AND REGULATIONS

I.  Tenant shall not:

1.             Obstruct, encumber or use, or allow or permit any of its employees, agents, licensees or invitees to congregate in or on, the sidewalks, driveways, entrances, passages, courts, arcades, esplanade areas, plazas, elevators, vestibules, stairways, corridors or halls of the Building, outside of the demised premises, or use any of them for any purposes other than for ingress and egress to and from the demised premises.

2.             Attach awnings or other projections to the outside walls of the Building or place bottles, parcels or other articles, or lettering visible from the exterior, on the windows, window sills or peripheral air-conditioning enclosures.

3.             Attach to, hang on, or use in connection with, any exterior window or entrance door of the demised premises, any blinds, shades or screens which are not of a quality, type, design and color, or which are not attached in a manner, approved by Landlord.

4.             Place or leave any door mat or other floor covering in any area outside of the demised premises.

5.             Exhibit, inscribe, paint or affix any sign, insignia, advertisement, object or other lettering in or on any windows, doors, walls or part of the outside or inside of the Building (exclusive of the inside of the demised premises), or in the demised premises if visible from the outside, without Landlord’s approval, except that the name(s) of Tenant and any permitted sublessee may be displayed on the entrance doors of the premises occupied by each, subject to Landlord’s reasonable approval of the size, color and design of such display and, if Landlord elects to perform such work, Tenant shall pay Landlord for the performance of such work.

6.             Cover or obstruct the sashes, sash doors, skylights, windows and doors that reflect or admit light and air into the halls, passageways or other public areas of the Building.

7.             Place in, attach to, put in front of, or affix to any part of the exterior of the Building, or any of its halls, doors, corridors or vestibules, outside of the demised premises, any lettering, signs, decorations, showcases, displays, display windows, packages, boxes or other articles.

8.             Except in the normal decoration of the interior of the demised premises, mark, paint, drill into, or in any way deface, any part of the Building or the demised premises or cut, bore or string wires therein.

9.             Permit or allow bicycles, vehicles, animals, fish or birds of any kind to be brought into or kept on or about the Building or the demised premises.

10.           Make, or permit or allow to be made, any unseemly or disturbing noises, whether by musical instruments, recordings, radio, talking machines, television, whistling, singing or in any other way, which might disturb other occupants in the Building or those having business with them or impair or interfere with the use or enjoyment by others of neighboring buildings or premises.

11.           Bring into or keep on any part of the demised premises or the Building any inflammable, combustible, radioactive or explosive fluid, chemical or substance.

12.           Place upon any of the doors (other than closet or vault doors) or windows in the Building any locks or bolts which shall not be operable by the Grand Master Key for the Building, or make any changes in locks or the mechanisms thereof which shall make such locks inoperable by said Grand Master Key unless such change is approved by Landlord in which event Tenant shall give Landlord duplicate keys for such locks or bolts.

13.           Remove, or carry into or out of the demised premises or the Building, any safes, freight, furniture, packages, boxes, crates or any bulky or heavy objects except during such hours and in such elevators as Landlord may reasonably determine from time to time.

14.           Use any lighting in perimeter areas of the Building, other than that which is standard for the Building or approved by Landlord, so as to permit uniformity of appearance to those viewing the Building from the outside.

15.           Engage or pay any employees on the demised premises except those actually working for Tenant in the demised premises, or advertise for laborers giving the demised premises as an address.

16.           Obtain, permit or allow in the Building the purchase, or acceptance for use in the demised premises, by means of a service cart, vending machine or otherwise, of any ice, drinking water, food, tobacco in any form, beverage, towel, barbering, boot blackening, cleaning, floor polishing or other similar items or services from any persons, except such persons, during such hours, except as may be approved by Landlord, and in no event shall Tenant be required to use any preferred vendor of Landlord for such services.

17.           Use, permit or allow any advertising or identifying sign which Landlord shall have notified Tenant tends, in Landlord’s judgment, to impair the reputation of the Building or its desirability as a building for offices.

18.           Close and leave the demised premises at any time without closing all operable windows and, if requested by Landlord, turning out all lights.

19.           Permit entrance doors to the demised premises to be left open at any time or unlocked when the demised premises are not in use.

20.           Encourage canvassing, soliciting or peddling in any part of the Building or permit or allow the same in the demised premises.

21.           Use, or permit or allow any of its employees, contractors, suppliers or invitees to use, any space or part of the Building, including the passenger elevators or public halls thereof, in the moving, delivery or receipt of safes, freight, furniture, packages, boxes, crates, paper, office material or any other matter or thing, any hand trucks, wagons or similar items which are not equipped with such rubber tires, side guards and other safeguards which shall have been approved by Landlord or use any such hand trucks, wagons or similar items in any of the passenger elevators.

22.           Cause or permit any food odors or any other unusual or objectionable odors to exist in or emanate from the demised premises or permit any cooking or preparation of food except in areas approved by Landlord and in compliance with local ordinances.

23.           Create or permit a public or private nuisance.

24.           Throw or allow or permit to be thrown anything out of the doors, windows or skylights or down the passageways of the Building.

25.           Lay vinyl asbestos tile or other similar floor covering so that the same shall come in direct contact with the floor or in a manner or by means of such pastes or other adhesives which shall not have been approved by Landlord, it being understood that if linoleum or other similar floor covering is desired to be used, an interlining of builder’s deadening felt shall be first affixed to the floor, by a paste or other material which is soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

26.           Use, allow or permit the passenger elevators to be used by Tenant’s working hands (persons in rough clothing handling packages, cartons and shipments of material or mail) or persons carrying bulky packages or by persons calling for or delivering mail or goods to or from the demised premises, and Tenant shall cooperate with Landlord in enforcing this Rule on those making deliveries to Tenant.

27.           Request any of Landlord’s agents, employees or contractors to perform any work, or do anything, outside of their regular duties, unless previously approved by the Building manager.

28.           Invite to the demised premises or the Building, or permit the visit of, persons in such numbers or under such conditions as to unreasonably interfere with the use and enjoyment of any of the plazas, entrances, corridors, arcades, escalators, elevators or other facilities of the Building by other occupants thereof.

29.           Use, permit or allow the use of any fire exits or stairways for any purpose other than emergency use.

30.           Employ any firm, person or persons to move safes, machines or other heavy objects into or out of the Building, without prior approval of Landlord of such persons and the manner in which such items will be moved, which approval shall not be unreasonably withheld.

31.           Install or use any machines or machinery of any kind whatsoever which may disturb any persons outside of the demised premises.

32.           Use the water and wash closets or other plumbing fixtures for any purpose other than those for which they were constructed, or allow or permit sweepings, rubbish, rags, or other solid substances to be thrown therein.

33.           Install any carpeting or drapes, or paneling, grounds or other decorative wood products, in the demised premises, other than those wood products considered furniture, which are not treated with fire retardant materials and, in such event, shall submit, to Landlord’s reasonable satisfaction, proof or other reasonable certification of the materials reasonably satisfactory fire retardant characteristics.

II.  Tenant shall:

1.             Pay Landlord for any damages, costs or expenses incurred by Landlord with respect to the breach of any of the Rules and Regulations contained in or provided by this Lease by Tenant, or any of its servants, agents, employees, licensees or invitees, or the misuse by Tenant, or any of the aforesaid, of any fixture or part of the demised premises or the Building and shall cause its servants, agents, employees, licensees and invitees to comply with the Rules and Regulations contained in or provided for by this Lease.

2.             Upon the termination of this Lease, turn over to Landlord all keys. either furnished to, or otherwise procured by, Tenant with respect to any locks used by Tenant in the demised premises or the Building and, in the event of the loss of such keys, pay to Landlord the cost of procuring same.

3.             Subject to the provisions of Article 29 hereof, refrain from, and immediately upon receipt of notice thereof, discontinue any violation or breach of the Rules and Regulations contained in or provided for by this Lease.

4.             Request Landlord to furnish passes to persons whom Tenant desires to have access to the demised premises during After Hours and be responsible and liable to Landlord for all persons and acts of such persons for whom Tenant requests such passes.

5.             Furnish artificial light and electrical energy (unless Landlord shall furnish electrical energy as a service included in the rent) at Tenant’s expense for the employees of Landlord or Landlord’s contractors while doing janitorial or other cleaning services or while making repairs or alterations in the demised premises.

6.             Apply at the office of the Building’s manager with respect to all matters and requirements of Tenant which require the attention of Landlord, its agents or any of its employees.

7.             Pay Landlord’s reasonable charges for the installation and replacement of ceiling tiles removed for Tenant by telephone installers or others in the demised premises and public corridors, if any.

8.             Purchase from Landlord or Landlord’s designee, at Landlord’s option, all lighting tubes, lamps, bulbs and ballasts used in the demised premises and pay Landlord, or Landlord’s designee, as the case may be, its reasonable charges for the purchase and installation thereof.

9.             Pay Landlord’s reasonable charges for the hiring or providing of security guards during times when Tenant, or any subtenant of Tenant, is moving into or out of portions of the demised premises or when significant quantities of furniture or other materials are being brought into or removed from the demised premises.

III.  Landlord shall:

1.             Have the right to inspect all freight objects or bulky matter (except printed matter) brought into the Building and to exclude from the Building all objects and matter which violate any of the Rules and Regulations contained in or provided by this Lease.

2.             Have the right to require any person leaving the demised premises with any package, or other object or matter, to submit a pass, listing such package or object or matter, from Tenant.

3.             In no way be liable to Tenant or any other party for damages or loss arising from the admission, exclusion or rejection of any person or any property to or from the demised premises or the Building under the provisions of the Rules and Regulations contained in or provided for by this Lease.

4.             Have no liability or responsibility for the protection of any of Tenant’s property as a result of damage or the unauthorized removal of any such property resulting wholly or in part from Landlord’s failure to enforce, in any particular instance, or generally, any of Landlord’s rights.

5.             Have the right to require all persons entering or leaving the Building, during After Hours, to sign a register and may also exclude from the Building, during such After Hours, all persons who do not present a pass to the Building signed by Landlord.

6.             Furnish passes to persons for whom Tenant requests same.

7.             Have the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of other occupants, of the Building.

8.             Have the right to remove any violation of Paragraph I items 2, 3, 4, 5, 6 or 7 of these Rules and Regulations without any right of Tenant to claim any liability against Landlord, and have the right to impose a reasonable charge against Tenant for removing any such violation or repairing any damages resulting therefrom.

SCHEDULE C

LANDLORD’S RULES AND REGULATIONS FOR ALTERATIONS

SCHEDULE D

SPECIFICATION AND PLAN OF LANDLORD WORK AND TENANT WORK

Landlord shall perform the following work (“Landlord Work”) at its cost:

1) Coordinate and install electrical wiring and cable conduit to the four locations shown on the Floor Plan dated 8/27/2008 (attached hereto as Schedule A) to serve the furniture cluster in the middle of the open space and to the two floating cubes in customer operations) (Shall be completed within five business days after the day of Lease Execution);

2) Install an electrical receptacle in the new multipurpose room as shown on the Plan (Shall be completed within five business days after the day of Lease Execution);

3) Relocate a plywood mount from the portion of the room designated as multipurpose room on the Floor Plan to the server room to accommodate tenant telephone/data equipment circuit, and to provide one (1) 208V 30A circuit for Tenant (Shall be completed within two business days after the day of Lease Execution);

4) Landlord to relocate the “sales office” door (the “Door”), and provide mill work and side light (due to the narrow side, the sidelight will be 8-12” wide instead of the wider lights in the other offices).  The Landlord shall have the opening relocated (to be completed within five (5) business days after the day of Lease Execution, the Door, hardware and sidelight (due to lead time requirements) shall be delivered and installed after business hours (to be installed within fifteen (15) business days  after the completion of the opening relocation); and

5) The twist lock receptacle shall be furnished and installed by Tenant at its sole cost and expense.

Tenant shall have the right to perform the following work (“Tenant Work”) at its sole cost and expense:

1) Tenant shall have the right to construction a partition between server room and multi-purpose conference room as shown on the Floor Plan.

2 )  Install (1) 3x8 building standard wood door w/ wood frame and all required hardware at the new server room.

 3 ) Tennant shall have the option to add floor mounted receptacle for electrical and data service to conference room (the large conference room on the Floor Plan) and Landlord shall coordinate the same and provide and install conduit.